As filed with the Commission on October 17, 2014                                                                                                                                  Registration No. 333-194322

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1A
(Amendment #3)
Registration Statement
Under the Securities Act of 1933
___________________________________

RECURSOS QUELIZ, INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	30-0818620
State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employee Identification Number
___________________________________

Las Caobas, 4th St., No. 24,
Peurto Plata, Dominican Republic
Telephone: 809-970-2353

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

___________________________________

Copies to:

American Corporate Enterprises 123 W Nye Lane, Ste. 129 Carson City, NV, 89706 Telephone: 775-884-9380 and Fax: 775-884-9383	Booth Udall Fuller Suite 215 – 1255 W. Rio Salado Pkwy., Suite 215 Tempe, AZ, 85281 Telephone: 480-339-0186 and Fax: 408-830-2700

Approximate commencement of proposed sale to the public: As soon as allowable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Smaller reporting company [X]                                                                  Large accelerated filer [  ]                                                      Accelerated filer [ ]   Non-accelerated filer [  ]

Calculation of the Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (a) (b)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (c)
Common Stock	20,000,000	$0.002	$40,000	$5.46

(a)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.
(b)
There is no public market for the shares of common stock. Our common stock is not traded on any national exchange and in accordance with Rule 457 the offering price was determined by the offering price for shares sold to subscribers by way of a private placement.

(c)	Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER, 2014

PROSPECTUS

RECURSOS QUELIZ, INC.

COMMON STOCK

20,000,000 Shares
___________________________________

20,000,000 shares of our common stock (the “Offered Securities”) are being offered and sold at a fixed price of $0.002 per share by our sole executive officer, Juan Alexi Payamps Dominguez (the “Selling Security Holder”). These shares will be sold at a fixed price of $0.002 during the offering and the offering will terminate nine months after the effective date of this registration statement.

Mr. Dominguez is acting as an underwriter for the Offered Securities. The Offered Securities were originally sold to him at a price of $0.001 per share. Mr. Dominguez is subject to the rules and regulation of the Securities Act as defined by Section 2 (11).

The company will not receive any of the proceeds of the offering by Mr. Dominguez other than the original subscription proceeds for the Offered Securities.

Our company is considered to be an Emerging Growth Company as defined under the Jumpstart Our Business Startup Act.

None of the proceeds from this offering will be placed in trust, escrow or a similar account.

Our common stock is presently not quoted or traded on any market or securities exchange, but we intend to list our common shares on the OTC Bulletin Board. There is no assurance though that a public market for our common stock will emerge, and even if it does, the Offered Securities must still be sold at a fixed price of $0.002 per share.

Investing in our common stock involves a high degree of risk.  Carefully read the “Risk Factors” on pages 6 through 11 of this prospectus before considering the purchase of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offence.

Dealer Prospectus Delivery Instructions

Until (90 days after effective date), 2014 all dealers that effect transactions in these shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus.   This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

The date of this prospectus is October, 2014

 Table of Contents

Item	Page

Prospectus Summary	3
Summary of Consolidated Financial Data	5
Special Note Regarding Forward-Looking Statements	5
Risk Factors	6
Description of Stock to be Registered	13
Plan of Distribution	14
Determination of the Offering Price	15
Selling Security Holder	15
Use of Proceeds	16
Dividend Policy	16
Dilution	16
Management’s Discussion and Analysis of Financial Condition and Results of Operations	16
The Queliz Concession	23
Principal Stockholder, Director and Officer	41
Executive Compensation, Securities Ownership of Certain Beneficial Owners and Management	44
Market for Common Equity, Dividends and Related Stockholder Matters	42
Interest of Named Experts and Counsel	47
Changes In and Disagreements With Accountants on Accounting and Financial Disclosure	48
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	48
Anti-Takeover Provisions	49
Corporate Governance	50
Transactions with Related Persons, Promoters and Certain Control Persons	50
Legal Matters	51
Financial Statements	51

        In this prospectus, the terms “Queliz,” “company,” “we,” “us” and “our” in this prospectus to refer to Recursos Queliz, Inc.

Market and Industry Data Forecasts

This prospectus includes market and industry data and forecasts that we have developed from publicly available information, various industry publications and other published industry sources. We believe the information to be reliable.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus carefully, including sections outlining the “Risk Factors”, our consolidated financial statements, the notes related to those financial statements and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

RECURSOS QUELIZ, INC.

The Company

We are an exploration mining company with our principal offices located at No. 24, 4th Street, Las Coabas, Peurto Plata, Dominican Republic. Our phone number is 809-223-2353. Our President, Secretary and Treasurer, Juan Alexi Payamps Dominiguez, incorporated El Caporal Management, SRL in the Domincan Republic and Queliz in Nevada in order to seek out and acquire a mineral property in the Dominican Republic. With strong gold prices at that time he was interested in acquiring a property where gold might be discovered in sufficient quantities to warrant possible future production. We were incorporated in the State of Nevada on September 20, 2012 under the name “Recursos Queliz, Inc.”

On September 18, 2012, we purchased a 100% interest of the Queliz Gold Concession (“Queliz Concession”) in San Jose de Ocoa, Dominican Republic. The Queliz Gold Concession consists of 5,200 mining hectares registered with the Ministry of Mines in the Dominican Republic. The Queliz Concession was acquired on September 18, 2012 by El Caporal Management, SRL, which is the Recursos Queliz, Inc.’s wholly owned subsidiary.  The Queliz Concession cost $13,000 to acquire it from the Department of Mines in the Dominican Republic.

On September 23, 2012, the subsidiary paid $25,800 for an exploration program on the Queliz Concession. The geologist carried out work in November 2012 and prepared a report with recommendations in February 2013. The report can be found further into this prospectus under “The

        Queliz Concession”. In August 2013, the Company paid for additional work on the concession in the amount of $19,778.  The assays from the soil, rock and sediment samples are disclosed under “The Queliz Concession” shown below. At this time, we do not have sufficient capital to carry out the recommended exploration program as set forth by the geologist. The proposed exploration plan will cost an estimated amount of $65,753.

As at August 31, 2013, we had $18,464 in cash with no other assets. From our inception on September 20, 2012 through May 31, 2014, we have raised $90,000 in capital in private placement (through the issuance of 90,000,000 shares of common stock at the price of $0.001 per share to our director).  Queliz has raised no other funds since that time other than advances from its sole director and officer in January and February 2014 in the amount of $50,000.

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of—

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A(a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

 Corporate Information

Queliz is incorporated in the State of Nevada. Our principal executive offices are located at No. 24 - 4th Street, Las Caobas, Peurto Plata, Dominican Republic. Our telephone number is 809-223-2353.

The Offering

Under this prospectus, 20,000,000 shares of our common stock are being resold by the “Selling Security Holder” (a beneficial owner and the Company’s sole shareholder) at a fixed price of $0.002 per share for an aggregate offering price of $40,000. Once this prospectus becomes effective, the stock will be offered for sale by the Selling Security Holder at a price of $0.002 per share. We are not selling any shares of the Company’s common stock under this offering, and, therefore, we will not receive any proceeds from this offering. Proceeds to the Selling Security Holder normally do not include all the offering costs (preparation of this registration statement, filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $33,145). We will pay all of these expenses.  The Selling Security Holder, being our sole officer and director, will not payfor any of these expenses.

       In January 2014, the President of the Company advanced $25,000 to assist in the payment of the expenses of this offering.   In February 2014, he advances an additional $25,000 in order that the Company could meet its planned business objectives over the next twelve months.

Our shares are not quoted on any exchange but it is the intention of the Company, once this registration statement becomes effective, if ever, to eventually make an application to be quoted on the OTC Bulletin Board (“OTCBB”).   This might never happen.

THE OFFERING

Common stock offered	20,000,000 shares
Offering price	$0.002 per share
Total offering price	$40,000
Common stock outstanding after this offering	90,000,000 shares
Common stock outstanding prior to this offering	90,000,000 shares
Selling security holders	One
Use of proceeds	We will not receive any of the proceeds of the shares offered by the Selling Security Holder.
Underwriters	The Selling Security Holder is an underwriter, as defined by Section 2(a)(11) of the Securities Act.
Voting rights	Each share is entitled to one vote. Note that after this offering, our director will still have the majority of votes and be able to elect the Board of Directors.
Dividend policy	We have never issued dividends on our common stock and might never do so. Any such decision would be the responsibility of our elected Board of Directors.
Risk factors
Mining is highly speculative and risky; this entire prospectus as well as the section titled “Risk Factors” found there within should be read thoroughly before making a decision of whether or not to buy our common stock.

Distribution plan	The Selling Security Holder named in the Prospectus is making this offering at a fixed price of $0.002 per share.
No public market (lack of liquidity)
Our common stock is not currently quoted or traded on any securities exchange or automated quotation system. No application for such has yet been made. Thus, no assurance can be given that there will ever be an established public trading market for our common stock.

SUMMARY OF CONSOLIDATED FINANCIAL DATA

We prepared the summary of consolidated financial data using our consolidated financial statements for each of the periods presented below. The year ended August 31, 2013 is generated from our audited consolidated financial statements appearing elsewhere in this prospectus. The summary of consolidated financial data for the nine months ended May 31, 2014 was derived from unaudited interim consolidated financial statements appearing elsewhere in the prospectus. They were generated using the same accounting principles as the audited consolidated financial statements. This financial data should be read in conjunction with our audited and unaudited consolidated financial statements and corresponding notes as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” found elsewhere in this prospectus.

	Nine months ending May 31, 2014 (Unaudited)	From inception, Sept 20, 2012, to August 31, 2013 (Audited)
Statements of Operations Data:
Expenses:
Exploration	$ 6,091	$ 46,981
General and administrative	27,325	12,146
Impairment of mineral property rights	-	13,000

Total	$ 33,416	$ 72,127

	As of May 31, 2014	As of August 31, 2013
Balance Sheets Data:
Cash and cash equivalents	$ 41,094	$ 18,464
Total assets	41,094	18,464
Total liabilities	56,637	591
Total shareholder’s (deficiency) equity	15,543	17,873

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that may involve substantial risks or uncertainties. Such statements are commonly found in the sections titled “Prospectus Summary,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “might,” “objective,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. All forward-looking statements speak only as of the date on which they are made.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions described under the section titled “Risk Factors” and elsewhere in this prospectus, such as:

▪	Our ability to raise additional funding for mining exploration

▪	Our dependence on a sole mining property to find economical reserves

▪	The success of our first exploration attempt on the mining property

▪	Title and surface right issues with the single mining title

▪	Our ability to identify any future mineral properties of worth/value

▪	Our ability to attract and retain experienced mining personnel

▪	Our ability to compete with both small and large mining companies

▪	Our management and future growth abilities

    Additional risks exist and should not be construed as exhaustive. They should be read in conjunction with the other cautionary statements that are mentioned elsewhere in the prospectus. We operate in a very competitive environment and additional risks may arise. It is not possible for management to predict all risk factors or anticipate how future results or events may differ materially from these forward-looking statements. Thus, you should not rely upon these statements as reliable predictors as actual results may differ substantially. We do not undertake any obligation to make any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

RISK FACTORS

You should carefully consider the following risk factors that may affect our business, future operating results and financial condition, as well as other information found in this prospectus before deciding to invest in our common stock. If any of the following risks actually occurs, it could be financially harmful to Queliz and would have an adverse effect on our stock price, if and when it is ever quoted. An investor could very well lose their entire investment in Queliz. Additional risks not currently known to us or that we currently deem immaterial may also adversely affect us.

Risks Related to our Business

Our auditors have issued a going concern opinion that we may have to suspend or cease exploration if we do not raise additional working capital.

Our auditors' report on the included financial statements states that our capital resources as of August 31, 2013 are not sufficient to sustain operations or complete our planned activities for the upcoming year. In order to continue as a going concern and complete the required exploration plan, we must raise additional working capital.  These conditions raise substantial doubt about the ability of our business to continue. If we do not obtain additional funds, we will be forced to cease operations meaning that any potential investor under this offering will lose their entire investment in Queliz.

If exploration successfully identifies a valuable mineral reserve, we do not have sufficient funds to bring the Queliz Concession into commercial production. We will need additional financing in the future as well.

We are a start-up, exploration company with the need for additional working capital for mining exploration. Should that prove successful, we would also need to fund to hire employees, build living facilities, etc. As we will not receive the proceeds of this offering, we will need to raise additional financing elsewhere or attract mining partners. This could prove impossible and prevent us from ever generating revenue.

If we don’t receive additional financing, our business will fail.

Our cash as of May 31, 2014 is not estimated to be sufficient to complete our proposed exploration on the Queliz Concession and complete our business plan. As of May 31, 2014, we had cash on hand of $41,094 against $56,637 in current liabilities.  The proposed exploration program on the Queliz Concession as recommended by the geologist is estimated to cost $65,752.  Furthermore, if our exploration program is successful in discovering commercially exploitable reserves of valuable minerals, we will require additional funds (the amount of which is unknown at this time) in order to place the Queliz Concession into commercial production.  Our ability to get additional financing will depend upon investor perception of our mineral concession, our company and market factors beyond our control such as global mineral prices. Thus, there is a risk that we may not be able to obtain the necessary financing.  If we are unsuccessful in obtaining additional financing, our business may fail and our shareholders may lose their entire investment.

Other exploration companies may outcompete Queliz for prospective investors and make raising additional working capital difficult.

Most resource exploration-stage companies located in the Dominican Republic have greater financial and technical resources than we do, and, consequently, can spend greater amounts on acquiring and exploring mineral properties. They may also have more access to geological expertise and key personnel. Thus, our competitors will likely be able to attract prospective investors (or enter joint ventures) to finance their operations more easily. This competition may adversely affect our ability to obtain additional working capital.

We are dependent on our one principal project for future operating revenue

Queliz does not have an identified proven or probable mineral reserve. The costs, timing and complexities of upgrading the mineralized material at the Queliz Concession to proven and probable reserve may be greater than we anticipate. There is no guarantee that exploration of our concession will establish the presence of any proven or probable mineral reserves. This may affect our ability to obtain additional financing or to generate profits.

Assurance of title to the Queliz Concession

We have taken all reasonable steps to attempt to ensure that proper title to the Queliz Concession has been obtained and that all grants of such rights thereunder, if any, have been registered with the Ministry of Mines in the Dominican Republic.  Despite the due diligence conducted by us, there is no guarantee that title to the Queliz Concession will not be challenged. Our mineral property interests may be subject to prior unregistered agreements or transfers. There is also the risk of losing title through undetected defects.

Queliz has no known mineral reserves on its concession.

Being in the initial phase of exploration, it is unknown yet whether or not the Queliz Concession contains any viable mineral reserves.  If we do not find a viable mineral reserve, or if we cannot exploit the mineral reserve, we may have to cease all operations. In this case, a potential investor may lose their entire investment.

Mining is highly speculative.

Successful mineral exploration is high speculative and often non-productive.  Locating probable and proven mineral reserves is rare. We have not identified an ore body and chances are that if one is identified it might not be profitable to extract it. Other unforeseen factors may also make anticipated profits disappear such as the global price of minerals, labor shortages or inaccessibility of equipment.

We are subject to environmental laws which could effective our future exploration plans.

The environmental laws of the Dominican Republic are set out to safeguard the environment and ensure that during an exploration stage the property is left is roughly the same condition as originally found and that fish and animals are not disturbed.  The governing body is under General Law of the Environment and Natural Resources No. 64-00 enacted on August 18, 2000.   The authority administrating is the Secretary of State of the Environment and Natural Resources who requires a permit issued for any trenching work and drilling.  These requirements include a completed Prior Analysis Form which sets forth the name of the project, name of the company, location of the property and legal representative.   If the government requires an impact study on the environment this could cost our company a considerable amount of money.   This is money, which at this time, we have not budgeted for and do not have available.   Normally this study is required prior to us undertaking a drill program.   If we are unable to complete with the environmental requirements, we might have to cease operations and eventually abandon the Queliz.

We will have to comply with various governmental regulations.

           In complying with the mining laws of the Dominican Republic we will have to adhere to the “Mining Law of the Dominican Republic – Law No. 146”.   In securing the rights to the minerals on the Queliz we had to file the application in two publications of a Dominican newspaper, paid an annual fee and complete various forms as required.  Even though we had complied with all the mining regulations to date there is no assurance that the government will require us to adhere to new regulations which we might not be able to do or not wish to do.   This being the case, there is the possibility that the rights to the minerals on the Queliz would be lost and we would not have a mineral claim to explore resulting in the total loss of investors’ money in our Company.

We must obtain a Permit of Exploration to be able to either trench or drill on the Queliz concession.

In order for us to either drill or do trenching on the Queliz concession we must obtain a Permit of Exploration from the Ministry of Mines and Resources.   Presently we have completed all the forms and requirements in order to obtain the Permit but to date it has not been granted.   There are numerous small and large mining companies in the Dominican Republic waiting for the approval of their applications for a Permit.  There is the chance that we, being a smaller mining concern, might have to wait for some time while the larger and better known companies obtain their Permits.   If it takes too long for us to obtain our Permit we might have to cease operations which will result in our investors losing their money.

Our insurance, once obtained, may not provide adequate coverage.

Mining is an inherently risky business. Adverse environmental conditions, industrial accidents, labor disputes, cave-ins, changes in government or environment policies and so on may all occur without notice. These could result in harm to our Company’s mineral concession, personnel or financial position. This may also result in a delay or suspension or termination of mining operations. As such, it is common for mining companies to carry property and liability insurance. Once we have obtained additional financing and can afford such insurance which we will obtain.  Nevertheless, this may not provide sufficient coverage against certain typical mining risks including those related to environmental or other hazards from exploration and production. Insurance against these risks or business interruption is often unavailable to mining companies. Moreover, those cost of premiums for any insurance we decide to purchase may continue to increase to unaffordable rates. As a result, if one of the aforementioned risks were to occur, there may be a significant harm to our Company to continue as a going-concern.

Our sole officer and director will only be spending about thirty hours per month with our Company due to other business obligations. This may result in interruptions or suspensions of proposed exploration.

    Our officer, Mr. Dominguez, must devote himself to other business activities in order to make a living and so can only really spend at this time thirty hours per month on Company’s affairs.  Consequently, our business activities may be sporadic or occasionally interrupted based on when the Company’s work is convenient for him.

If we are unable to hire or retain key personnel, our business might be harmed.

    In order to complete exploration and in the future possibly production we will require additional key personnel to carry out the work. We will have to compete against other bigger mining companies to recruit and retain such qualified managerial, professional and technical employees. Our success as a going-concern may hinge on our ability to attract and retain such talent. These individuals may be in high demand since there are numerous mining companies, both large and small, actively exploring mineral properties in the Dominican Republic.  Accordingly, we may not be able to offer the high salaries and fees demanded by such qualified personnel or may lose them after they are hired.  Currently, we have not hired any key personnel other than our sole director and officer, and we do not intend to do so for the next 12 months or until we have probable or proved mineral reserves.  If we are unable to hire key personnel when needed, our exploration program may be slowed down or suspended.

We may not have access to all of the supplies needed to explore the Queliz Concession, causing us to delay or suspend exploration activity.

Even if we have sufficient funds to carry out exploration activity, competition or unanticipated industry supply shortages, such as dynamite or bulldozers, could delay or prevent proper exploration on the Queliz Concession. As of yet, we have not located or negotiated with any suppliers for such equipment or materials. Once we have raised the necessary capital, we will then initiate such steps.  However, if we cannot find the products and equipment we need at an affordable cost, we will have to delay our exploration plans until we are able to find them.

High mineral prices in recent years have encouraged mineral exploration and increased the demand for personnel and exploration services.

Due to high metal prices in recent years, there have been more companies and resources devoted to mineral exploration, development and construction activities. While prices have more recently dipped, the demand for and cost of exploration, development and construction services and equipment remains high. Attracting and retaining key personnel has also been more difficult in the industry as willing and able workers are demanding more for their services and leaving companies more regularly for better pay and benefits. This increased demand and turnover could result in delays or suspension of activities and adversely affect our ability to identify a viable mineral reserve or exploit it once identified.

Even if production was to begin, market factors beyond the Company’s control such as gold prices may make the extraction and sale of product unprofitable.

Currently, we have no known ore reserves. Even if we are successful in locating a significant mineral reserve, there is no assurance that we will be able to bring it into a profitable commercial production or simply sell such a reserve.  Factors beyond our control that may affect our ability to generate a profit from such a reserve include: the fluctuations in the market price of minerals due to supply or demand changes; the proximity and capacity of mineral processing facilities; government regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. It is impossible to predict the future effects of such factors, but changes in any of these factors may adversely affect our ability to continue as a business and result in a loss of an individual shareholder’s entire investment.

We may fail to attract acquisition candidates or joint venture partners.

In order to generate a return on investment or attract additional financing to carry out exploration and production plans, we may want to acquire additional mineral concessions or enter into joint ventures. There is no guarantee that we will be able to find such valuable properties, identify or negotiate an offer to take over our existing property or find a patron that will join us in financing exploration and development of the Queliz Concession. Significant global competition exists for mineral acquisitions, and companies much larger than ours will likely be more successful at acquiring them. For similar reasons, joint ventures may be hard to realize or may incur unexpected liabilities. If no other company or partner is interested in our concession or we are unable to obtain additional financing elsewhere, we may have to delay or cease any exploration or production plans.

Future operating costs may increase faster than potential revenues making operations unprofitable.

We anticipate that operating expenses to explore the Queliz Concession will continue to increase (from inflation and competition for personnel, supplies and equipment) before even realizing any revenues. We, therefore, expect to incur significant near-term losses. Even if the property is put into production, our revenues may not outpace the increase in annual operating expenses. We recognize that if we are unable to generate revenues greater than costs from the exploration and production phases of our property, we will not be able to continue operations. There is no history upon which to base the likelihood of generating a profit. We may in fact never generate revenue or achieve profitable operations. If we are unsuccessful in addressing these risks and generating revenues, our business will fail.

Land reclamation and mine closure may be burdensome and costly.

Generally land reclamation and mine closure requirements are imposed on exploration companies to reduce land disturbances and eventually return the property to its pre-exploration form. The costs to minimize or undo any land disturbances are uncertain at this time but will add to the capital required to successfully carry out a comprehensive exploration project. Furthermore, companies such as ours are also required to maintain financial assurances, such as letters of credit, which we do not have at this time.

We may be subject to certain unforeseen legal proceedings that would adversely impact our financial position.

Through the ordinary course of business, we may be subject to claims or certain legal proceedings against us. There are no outstanding claims or legal proceedings to date, but if litigation or an unfavourable resolution, which could materially adversely impact our financial position, were to occur then we may have to suspend or cease operations.

Risks Related to Government Regulations and Internal Operations

The Queliz Concession is located in the Dominican Republic and is subject to changes in political conditions and regulations in that country.

The Queliz Concession is located in the Dominican Republic, which, in the past, has been subject to political and social changes and uncertainties affecting mineral exploration and mining activities. Accordingly, our mineral exploration activities may be adversely affected by changing governmental mining regulations or shifts in political conditions that increase the costs to do business.  Future potential costs may significantly increase. The mere fact that the Dominican Republic is considered a developing country may make it difficult for us to obtain required the additional financing and any required permits to explore the Queliz Concession.

We are required to obtain, maintain and renew mining permits, which is often a costly and time-consuming process.

Mining companies must obtain, maintain and renew a number of mining, environmental and construction permits. This is costly and time-consuming. At this time, we must apply and obtain an exploration permit to further explore the Queliz Concession beyond performing surface sampling techniques. This and other permits impose conditions and obligations relating to environmental and health safety matters. Sometimes to obtain, maintain or renew permits, companies are required to make potential impact presentations that outline how they plan to mitigate the future effects of their mining. Requirements of these permits may also impose financial constraints by instructing how a certain phase must be done. If compliance cannot be met, then operations may have to be suspended. If requirements are ignored, this may make obtaining future permits impossible. The laws and regulations governing such permits are also subject to change without notice.

We are subject to environmental laws, regulations and permits that may subject us to material costs, liabilities and obligations.

We are subject to environmental laws, regulations and permits on the Dominican Republic and local jurisdiction within which we operate. Such regulations cover pre-exploration duties, exploration programs, and, in the future, will place demands on how we remove natural resources, allowable wastes and emission, plant and wildlife protection, remediation of soil and groundwater contamination, land reclamation, and transport and disposal methods. Such regulations will not only involve a level of self-reporting but also government inspections by appropriate authorities. Any contravention of such rules may result in financially damaging litigation from the government or third parties. Our costs, liabilities and obligations may preclude us then from continuing operations.

Risks Related to this Offering and our Common Stock

Due to the speculative nature of mining, a potential investor could lose their entire investment.

New mineral exploration companies such as Queliz suffer a high rate of failure.  Exploring minerals and trying to start-up a profitable mining company is very speculative and involves substantial risk.  The financial investments to be made by us may not result in the discovery of potentially profitable reserves of valuable minerals.  Obstacles to success include variable expenses, logistical and regulatory complications and other unforeseen delays. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution, cave-ins or hazards, which may not decide or be able to insure. The likelihood of a mineral concession ever having a commercially viable reserve is very rare. In all probability, the Queliz Concession does not contain any reserves.  Any investment on the exploration of the Queliz Concession will probably be lost.

We have no operating history from which to base sound investment decisions in our common stock upon.

We are an exploration stage company with no operating history upon which a sound evaluation of our potential future success can be made.  We were incorporated on September 20, 2012, and, as of May 31, 2014, have accumulated a net loss of $105,543 against no revenue.  Thus far, our activities have been primarily limited to organizational matters, acquiring our mineral concession, obtaining a geology report, undertaking preliminary exploration work on the Queliz Concession as well as the preparation and filing of this registration statement contained within.

Since our sole officer and almost all of our assets are located outside the United States, it would be difficult for potential investors to enforce within the United States any judgments against our Company or officer.

        We were incorporated in the State of Nevada on September 20, 2012 and have an agent for service in Carson City of the same state. However, almost all of our assets and business is located outside the United States. We also do not maintain any offices within the United States and our sole officer and director is a resident of the Dominican Republic.  While our agent for service will accept on our behalf any demands or notices authorized by law to be served to a corporation, they will not accept service on behalf of our sole officer or director.  Our sole officer and director at this time does not have an agent for service in the United States. Thus, it would be difficult for investors to enforce within the United States any judgments against our company or sole officer, including judgments relating to federal or state-based civil liability provisions.

Purchasers of our common stock, offered by our selling security holder, may not be able to resell this common stock because there is no public market for our shares and we do not intend to register the shares in any State.

Even if our operating results are positive, it may be difficult or impossible for an investor to resell our common stock.  At this time, we do not intend to register our common stock with any State.  Investors will therefore not be able to resell their shares in any State unless the resale is exempt under the Blue Sky Laws of the State in which the shares are to be sold.  Our common stock is also not currently listed or quoted on any established trading system.  Our common stock is held only our sole officer, Mr Dominguez, at this time, which reduces its liquidity.  In addition, we have arbitrarily determined the offering price of our common stock, without considering assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock.  Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce the market price should one develop.

Without a public market there is no liquidity for our common stock and investors may never be able to sell their shares.

Our common stock is not listed on any exchange or quotation system. We do not have a market maker either. Thus, there is no market for our shares.  If no public market develops for our shares then our future shareholders will not be able to sell their shares via an organized market place. They would have to sell their shares privately, which may prove impossible.  Should they be able to do so, they may also not receive a price per share as good as what a more public market would have brought.  Once this registration statement becomes effective, it is our intention to apply for a quotation on the OTCBB. The steps needed to do this are:

1. To be sponsored by a participating market maker who has direct access to FINRA personnel and who will file a Form 211 on our behalf
2. To become current in our periodic reports – at minimum Forms 10K and 10Q filed with the United States Securities and Exchange Commission (“SEC”) or other regulatory authorities.

There is no certainty of being able to successfully identify an appropriate market maker and if we are unable to there will be no public market and no liquidity for our common stock. If things go as planned, It may take half a year to have this prospectus become effective as well as another third of a year to have OTCBB quotation approval.

Even if a public market develops for our common stock, our shares may be seldom traded, be subject to wide share price fluctuation, suffer low share prices and have minimal liquidity.

Even if a public market for our common stock develops, the shares may seldom trade and if so could be thinly traded. There is no way to gauge the frequency or volume of future trades. Our common stock may also be subject to wide fluctuations as a result of shifting investor sentiments, variations in mineral prices, competition between mining companies, an inability to generate revenues that outpace expenditures, and market perception of the future profitability of mining exploration. Additionally, our share price might be affected by macroeconomic factors such as recessions, change in interest rates or fluctuations international currency strengths.  Stocks traded over the OTCBB, in particular, are usually thinly traded, highly volatile and not followed by expert analysts.  These factors, many of which are not under our control, may have a material adverse effect on our share price and investor return.

SEC rules governing the trade of ‘penny stocks’ limit the liquidity of our common stock and may make it more difficult for investors to sell their shares.

            Our common stock is considered a ‘penny stock’ pursuant to Rule 3a51-1 of the 1934 Exchange Act and accordingly subject to Rules 15g-1 through 15g-10 of the same act. These require broker-dealers to:

•	Deliver a disclosure document to the customer and obtain a written receipt of this action;
•	Disclose price information regarding the penny stock;
•	Disclose broker-dealer compensation;
•	Send monthly statements to the customer outlining the penny stock market and price information; and
•	When necessary, approve the purchaser’s account.

Due to these extra obligations, many brokers are unwilling to trade such common stock. This would make it more difficult for shareholders to sell or liquidate their position even if a public market for it develops.

To meet our future cash needs, we will likely need to issue more of our shares, which will result in a dilution effect to our current and future shareholders.

To fund future exploration of the Queliz Concession, we will most likely need to raise capital through the issuance of shares from our Treasury.  Any future share issuance will cause a dilution effect to our existing and future shareholders by reducing their percentage ownership of our Company.  The more shares we have to issue the greater the dilution effect to our shareholders. At this time, we are unsure of how much money we will need to raise, how much financing is available to us from different means or how many shares we may or may not need to issue to meet our financial needs.

We do not intend to pay dividends on our common stock so your ability to achieve a return is dependent on a public market and appreciation of our stock.

       We have never declared or paid any cash dividend on our capital stock. We do not intend to pay any cash dividends on our common stock for the foreseeable future. We currently intend to retain all future earnings, if any, to finance our business. The decision to declare dividends, if made, would be by our Board of Directors and based on the financial goals and position of our Company as well as corporate law requirements.

Our sole officer owns all of the voting stock, which allows him to make decisions and effect transactions without any shareholder approval.

Our sole director owns 100% of our issued and outstanding shares.  If this prospectus becomes effective and he is able to sell the 20,000,000 shares being offered under this prospectus, he will still have 77.8% of the issued shares.  Accordingly, he will be able to control, among other things, the outcome of stockholder votes, including the election of directors, adoption of amendments to our Bylaws and Articles of Incorporation and approval of significant corporate transaction such as mergers. This will prevent any purchaser of this offering from having a significant voice as to how we should proceed as a company.

The cost associated with reporting under the Exchange Act might have a financial impact upon our operations.

Once our registration statement becomes effective by the SEC, Queliz will become a reporting company under the Exchange Act.  As a result, we will be required to file annual and quarterly reports and proxy materials with the SEC.  Due to the significant cost associated with meeting these reporting obligations as a public company, we may have insufficient funds for the exploration and development of the Queliz Concession, which would cause our business to fail. A failure to develop and maintain proper and effective internal control over financial reporting in timely manner may decrease investor confidence and jeopardize our standing the SEC.

DESCRIPTION OF CAPITAL STOCK TO BE REGISTERED

The following descriptions are summaries of the material terms of our Articles of Incorporation and Bylaws, copies of which are filed with the SEC as exhibits to this registration statement of which this prospectus is a part.
General

Following this offering, our authorized capital stock will remain 400,000,000 with a par value of $0.001 per share.  Our Articles of Incorporation only allow our company to issue new common shares.

Common Shares

At this time the outstanding number of common shares is 90,000,000. Only 20,000,000 of these common shares are being registered under this prospectus. All our outstanding common shares are fully paid and non-assessable.

Our shareholders are entitled to one vote for each share owned on any and all matters brought forth at a shareholders’ meeting.  There are no cumulative voting rights, which means that the shareholder or shareholders owning 50% of the issued and outstanding shares in our capital stock can elect the entire Board of Directors.  Therefore, any shareholder or shareholders, cumulatively, with less than 50% cannot elect any director to the Board of Directors on their own. Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes (the “NRS”) and Section 8 of our Bylaws, at least one percent of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of stockholders in order to constitute a valid quorum for the transaction of business. Actions taken by stockholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favour of the action exceeds the number of votes cast in opposition to the action, provided, however, that directors are elected by a plurality of the votes of the shares present at the meeting and entitled to vote. Certain fundamental corporate changes such as the liquidation of all our assets, mergers or amendments to our Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote.

Holders of our common stock have no pre-emptive rights, no conversion rights and no subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

The holders of our common stock are entitled to receive dividends on a pro rata based on the number of shares held, when and if declared by our Board of Directors, from funds legally available for that purpose. Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend we would not be able to pay our debts as they become due in the normal course of business; or except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution. We do not, however, intend to pay any dividends in the foreseeable future and currently intend to retain all future earnings to finance our business.

Preferred Stock

At present, we have no plans to issues any preferred stock. If and when done, this would be under the authority of our Board of Directors, which would then determine the rights, privileges and restrictions thereof.

PLAN OF DISTRIBUTION

The shares being offered for sale by the Selling Security Holder will be sold at a fixed price of $0.002 per share. Our shares are not currently listed on the OTCBB or any other quotation system. Our Selling Security Holder is an underwriter, as defined by Section 2(a)(11) of the Securities Act. Any broker-dealers or agents that participate in the sale of common stock or interest therein may also be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The broker-dealers may receive a commission or discount from the Selling Security Holder, if any of the broker-dealer act as an agent of the purchase of said shares, and/or from the purchaser in the amount to be negotiated price per share. In other words, the broker-dealers may agree with the Selling Security Holder to sell a specific number of shares of common stock at a stipulated price per share.

The Selling Security Holder may sell his shares by:

▪	Doing a private transaction between the Selling Security Holder and a potential investor;

▪	An exchange distribution in accordance with the rules of the applicable exchange;

▪	Using a broker-dealer in the usual broker-dealer transaction whereby the broker-dealer identifies and solicits potential investors;

▪	Using a broker-dealer to purchase the shares offering in block and the broker-dealer reselling them as principal;

▪	Block trades in which the broker-dealer will attempt to sell the shares as an agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	The Selling Security Holder agrees with the broker-dealer to sell a specific number of his shares at a stipulated price per share;

▪	Covering short sales made after the date this registration statement is declared effective by the SEC

▪	A combination of any such methods above; and

▪	Any other method permitted pursuant to applicable law.

Our Selling Security Holder will be responsible for complying with the applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable of such Selling Security Holder in connection with resale of his respective shares pursuant to this prospectus. Our Selling Security Holder is aware that while he is engaged in a distribution of his shares as outlined in this prospectus he are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. Regulation M precludes the Selling Security Holder, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered in this prospectus.

Management is of the opinion that the Company is a “shell company” as defined in the Securities Act Rule 405, having no or nominal assets.

As mentioned elsewhere in this prospectus, the Company has undertaken two exploration programs on the Queliz concession, one in 2012 and the other in 2013, comprising of obtaining soil, rock and sediment samples. These samples were sent into Acme Laboratories and the results have been indicated elsewhere in this prospectus.  Without a Permit of Exploration issued by the Ministerio de Energia and Minas for the Dominican Republic, the Company is unable, at this time, to explore below the surface either by trenching in order to sample the hard rock under the overburden or commence a drilling program to determine what mineralization is contained within the hard rock.   Further soil, rock and sediment samples could be undertaken but the objective is to determine what the actual rock below the surface bears in mineralization.  It could take another six to twelve months for the Company to receive its Permit of Exploration.

DETERMINATION OF THE OFFERING PRICE

The offering price can be considered arbitrary as it bears no relationship to our assets, earnings or book value. There is currently no public market for our stock. The offering price should not be deemed an indication of our actual value or future share market price; it has been made at the discretion of the Selling Security Holder. The Selling Security Holder will sell his shares at a fixed price of $0.002 per share. This price was based on our lack of operating history and current financial position. He has 90 days from the effective date of this registration statement to sell either all or part of the 20,000,000 shares mentioned in this prospectus. The Selling Security Holder may offer and sell his common stock at such times and manner as desired. While we will pay all the expenses of this offering, we will not pay for any broker-dealer or underwriter commissions. This will be the responsibility of our Selling Security Holder. At this time, our Selling Security Holder has not entered into any agreements, arrangements or understandings with any broker-dealers or underwriters.

THE SELLING SECURITY HOLDER

A summary of the Selling Security Holder’s share of the company is presented below. Explanations of the table items are found beneath the table. Note that Mr. Dominguez is currently the only shareholder of Recursos Queliz, Inc.

Shareholder	Shares offered	Shares before the offering (i)	Shares after the offering (ii)	Percentage before	Percentage after (iii)

A. Dominguez	20,000,000	90,000,000	70,000,000	100	77.8

i.
Mr. Dominguez initially purchased 90,000,000 shares at a price of $0.001 per share through a private placement with Queliz. These shares are restricted under applicable federal and state laws and are being registered to allow him to sell 20,000,000 of his shares. Once the registration statement is effective, he may offer all or part of these securities. There is no immediate obligation to sell nor a guarantee that this will even occur.

ii.	Represents shares held by Mr. Dominguez after the sale of the 20,000,000.
iii.
Percentage ownership after is based on 90,000,000 shares of common stock outstanding as of the date of this prospectus. The Selling Security Holder beneficially owns these shares, which, within the rules of the SEC, means that he has sole voting or investment power and rights over his shares. Shares of common stock are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Affiliates are subject to Rule 144 and Insider Trading regulation.

USE OF PROCEEDS

We, the issuer, will not receive any proceeds from the common stock sale by the Selling Security Holder in this offering. We are completing this registration statement to allow the Selling Security Holder to sell his shares. The shares will be offered on a continuous basis by our Selling Security Holder beginning immediately after and up to ninety days after the registration statement’s effective date, noted in this prospectus. We will pay all expenses of this offering estimated at $33,145 as shown below:

Accounting and audit	$ 17,140.00
Consulting – preparation of this registration statement	12,500.00
Filing fees with the SEC	5.46
Legal	1,500.00
Office – courier and photocopying	500.00
Transfer agent’s fees	1,500.00

Total estimated expenses of this offering (i)	$ 33,145.46

(i)	All the above expenses are estimates other than filing fees with the SEC.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our capital stock. We do not intend to pay any cash dividends on our common stock for the foreseeable future. We currently intend to retain all future earnings, if any, to finance our business. The decision to declare dividends, if made, would be by our Board of Directors and based on the financial goals and position of our company as well as corporate law requirements.

DILUTION

The shares being registered under this registration statement have already been issued and are currently outstanding. Therefore, no dilution to our existing and future shareholders will occur.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and their corresponding notes included elsewhere in this prospectus. The following discussion and analysis contains forward-looking statements that reflect our plans, estimates and beliefs. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. You should review “Risk Factors” and “Special Note Regarding Forward-Looking Statements” for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by these forward looking statements.

Overview

Queliz is a start-up, Dominican Republic based precious metals in the exploration stage with the objective of locating a financial profitable ore reserve. There is no guarantee this will ever happen. We were incorporated in the State of Nevada on September 20, 2012. In order to hold the mineral rights to the Quelz Concession the Company incorporated a wholly-owned subsidiary in the Dominican Republic on September 28, 2012 named El Caporal Management, SRL.

We are currently focused on raising funds to properly explore our sole mineral concession, the Queliz Concession, located in the Dominican Republic (see the section “Summary of Geological Findings and Recommendations” found elsewhere in this prospectus).

We have undertaken two surface exploration programs on the Queliz Concession.  The first in September 2012 and the second in August 2013.    Both these exploration programs comprised obtaining soil, sediment and rock samples from various areas of the Queliz Concession.   Based on the results of the first sample program, the second sample program took further samples of areas showing mineralization and other areas of the Queliz Concession not previous explored.   The results of assays from these sample are shown under “Summary of the Queliz Gold Concession and Recommendations by Geologist”.   The 2012 surface exploration program was supervised and overseen by Ismael Martinez, Professional Geologist, while the 2013 surface exploration program was supervised and overseen by Francisco Antony Jerez Garcia, Professional Geologist.

The 2012 surface exploration program comprised preparing base maps overlaid with extracts of regional radiometric, aeromagnetic and geological maps, mobilizing a field base camp for 7 to 12 days, interviewing locals throughout the area to identify any active or historical gold/silver workings and areas where they could pan for gold, collecting a minimum of 300 Active River Sediment, float, rock, grab, outcrop and soil samples, delivering 150 of the 300 samples to Acme Laboratories for certified multi-element analysis, collecting approximately 200 active river sediment samples from the streams and their associated brooks and preparing basic anomaly maps for gold, silver, copper, zinc and other minerals.   The cost to complete this phase of exploration was $25,800.

The 2013 surface exploration program comprised a total of 70 soil samples which were taken and analyzed for gold and multi elements.  The area sampled was about 7.0 km long North West by 1.7 km across.    Soil samples were taken from the B horizon and were not sieved.   The average sample weight was about 0.4 kg.  There were 25 rock samples collected as grab samples of outcrop and float and channel samples from hand-dug pits and small trenches.  These samples weighed 3 to 4 kg and were assayed for gold and multielements.  There were efforts made to sample places without visible contamination and that were upstream from the nearby roads and towns.  The samples were collected in live channels without direct influence of contributions from the nearby banks.  All the samples taken were collected in heavy duty paper and polythene sample bags, sealed with wire ties and plastic cables ties in each case.  Once this was completed the samples were sent to Acme Laboratories in Vancouver, Canada.  The cost to complete 2013 surface exploration program was $19,778.

We have a limited operating history and have not yet generated or realized any revenues from our activities. We are in the early stages of exploration, and there is a reasonable likelihood no revenue will ever be derived from this mineral concession. Even if exploration were successful, comprehensive economic and legal studies would also have to demonstrate the feasibility of production.

Our financial statements contained in this prospectus have been prepared on a going concern basis, which assumes that we will be able to realize our assets and discharge our obligations in the normal course of business. No adjustments have been included in the financial statements; these adjustments would be necessary if we could no longer continue as a going concern.

Our auditors have issued a going concern opinion. In other words, there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional financing. This is because we have not generated any revenues and no revenues are anticipated until we, if ever, locate a source of valuable minerals, extract them and sell them. Thus, we incurred a net loss from September 20, 2012 (inception) to August 31, of 2013 of $72,127 which increased to $105,543 as of May 31, 2014. To continue, we must raise cash from other sources.

PLAN OF OPERATIONS

Our financial information deals primarily with our current liquidity as a result of being still in the exploration stage. As of August 31, 2013 we had positive working capital of $17,873 which was reduced to  a negative amount of $(15,543) as of May 31, 2014 and is expected to decrease further during the next few months, Our director is not committed to advancing us funds although he did do so in January and February 2014 in the amount totaling $50,000. If we do not raise additional funds, we will also have a working capital deficiency by the end of the next twelve months. Our future financial success is dependent on the successful exploration of The Queliz Concession. Such exploration may take many years and hefty financial investment to complete. Our success doing this is impossible to predict at this time. The value of any mineral reserve we might find would also be dependent on factors beyond our control such as currency exchange rates, fluctuating metal prices and Dominican Republic mining regulations.

Funds Required over the Next Twelve Months.

We are committed to the following expenditures over the next twelve months which must be met if we are going to remain a going concern.  Presently, we do not have the available funds to meet these obligations unless our sole director is willing to advance us further funds.   The following expenditures are estimates made by management based on what he feels will be the final amount due and payable.   All amounts herein are expressed in United States dollars even though the Company’s main interest, the Queliz Concession, is located in the Dominican Republic.

Estimated Expenditures for the twelve months		Total

Independent accountant performing bookkeeping services (i)	$ 3,570
Auditor (i)	5,000	$ 8,570
Filing fees including edgar charges (ii)		1,500
Exploration of the Queliz Concession		65,752
Legal – Dominican Republic attorney (iii)		3,600
Maintenance of the Queliz Concession in order to keep it in good standing		4,000
Office – courier, photocopying and faxing		400
Transfer agent – Annual Report filed with the Secretary of State for Nevada		640
Subtotal		84,462

Cost of this offering – as disclosed elsewhere in this prospectus	33,145
Less: amounts paid to date:
Accounting and audit (iv)	(8,000)
Legal – opinion on tradability of shares (iv)	(1,500)	23,645

		$ 108,107

(i)	Represents fees for the period ended May 31 and August 31, 2014.

(ii)	Future charges for edgarizing the registration statements and subsequent Form 10-K if required.

(iii)	Estimated based on prior charges.

(iv)	This amount has already been paid from cash on hand.

It is estimated from the above cash analysis that the present cash position will be sufficient for nine months if the Company does not undertake the above exploration program.   Not undertaking the proposed exploration program during the next nine months will reduce the cash requirements from $108,107 to $41,355 which will mean that the Company should be able to meet its current obligations for the next nine months, due to having $41,094 cash on hand as at May 31, 2014, before additional funds are required.

   The sources available to the Company are as follows:

•	Further advances from our sole director and officer;

•	Seeking institutional lending with a personal guarantee from our sole officer and director; or

•	Once the Company has obtained a quotation on the OTC Bulletin Board, if it ever does, to enter into an underwriting in order to seek funds from the investing public.

At the present time management has not considered any of these options.

RESULTS OF OPERATIONS

Expenses Incurred in Operations to Date.

The following are the expenses incurred in operation from the date of incorporation, being September 20, 2012, to May 31, 2014 as shown in the books of Recursos Queliz, Inc and El Caporal Management SRL;

	Recursos Queliz, Inc.	El Caporal Management	Consolidated Total

Independent bookkeeper and auditors	$ 13,355	$ -	$ 13,355
Exploration – two programs of surface exploration	-	53,072	53,072
Filing fees – Interim Report on Officers, Directors	595		595
Filing fees – filing of Dominican Tax return and other	-	4,390	4,390
Incorporation of companies	689	3,000	3,689
Legal - fees charged to opinion letter on tradability of shock	1,500		1,500
Legal – fees charged by Dominican attorney	-	11,997	11,997
Office – photocopying charges	206	-	206
Office – membership to National Geological Association	-	80	80
Transfer agent – Initial List of Officers and preparation of incorporation documents	350	-	350
Travel – trips by attorney to Santa Domingo for meeting with Ministry of Mines and Energy	-	3,309	3,309
Write-off of cost of Queliz Concession	-	13,000	13,000

Total expenses to May 31, 2014	$ 16,695	$ 88,848	$ 105,543

Queliz pays all the expenses on behalf of El Caporal Management SRL thereby controlling the disbursements of funds in the Dominican Republic.

Liquidity and Capital Resources

As of May 31, 2014, we had $41,094 in cash which is not sufficient to meet our outstanding obligation of $56,637 of which $50,190 is owed to our sole director and officer. .   But as mentioned above, this is not sufficient cash to meet our obligations over the next twelve months.    Our accounts payable as of May 31, 2014 comprise the fees charged by our bookkeeper for preparation of the financial statements as of August 31, 2013, November 30, 2013 and February 28, 2014 in the amount of $5,355, legal expenses incurred by the attorney in the Dominican Republic in the amount of $1,045 and the balance owed for photocopying services in the amount of $47.

The only funds we have received since our incorporation are from the sale of shares in the amount of $90,000 and from advances from our director in January and February 2014 in the amount of $50,000.  None of the funds from the sale of the 20,000,000 common shares being sold, if this registration statement becomes effective, will accrue to the benefit of the Company.  The funds advance by our director are non- interest bearing and on a demand basis.  The Company has not entered into an agreement with the director relating to these funds and for the foreseeable future does not expect to do so.

At this time we have not made a decision as to where we will obtain additional funding to assist in the development of our Company including the exploration of the Queliz Concession.  Certain avenues available to us are inducing our director to advance further funds to our Company, complete a private placement or undertake a public offering of our shares from Treasury once this registration statement becomes effective. An additional avenue might be to have a third party undertake the exploration program on the Queliz Concession thereby relieving the Company of the responsibility of obtaining funds for the explorations.  If this were the situation we would have to give up a percentage ownership in the mineral rights to the Queliz Concession.   What percentage we would have to give up cannot be estimated at this time.  It is doubtful that any third party taking a percentage interest in our concession would contribute funds to assist us in our other financial obligations.   No third party has been identified.  Should these avenues be unavailable to us we might have to cease operations.

Mineral Properties and Carrying Value of Long-Lived Assets

Mineral property acquisition costs are recorded at cost. Exploration and other related acquisition costs are expensed in the period in which they occur. When proven and probable reserves are determined for our concession, subsequent development costs are capitalized and then depreciated at an appropriate rate. We have no proven or probable reserves and thus exploration expenses incurred are expensed in the current period.

Reclamation Obligations

Reclamation costs are allocated to expense over the life of the related assets and periodically adjusted to reflect changes in estimated present value. These costs are estimated for what monies will be required to undo environmental disturbances that occur naturally in the mining process. Management must make an individual assessment at least annually for the Queliz Concession as to what would be reasonable.

Employees

Besides the director, no other employees exist within the Company. For the exploration program, we will likely retain the services of the geologist. He will be responsible for hiring addition personnel to assist in the exploration as he sees fit. Once the exploration work is complete, the geologist and any other personnel he has hired will be terminated to reduce our on-going expenditures. Others may be hired on short-term bases as needed for the operation of facilities.  Nevertheless, we are hoping to be able to hire full time employees once we have proven ore reserves on the Queliz Concession.  There is a strong chance that we will never prove any ore reserves on the Queliz Concession.

We have no plant or significant equipment, nor are we going to buy any plant or significant equipment during the next twelve months. We will not buy any equipment until we have both located a body of ore and have determined the economical feasibility of its extraction.

We may attempt to attract other companies to undertake exploration work on the Queliz Gold Concession through a joint venture or through the sale of part of the Queliz Concession. Neither of these avenues has been pursued as of the date of this prospectus.

Consulting Fees

Other than the fees to prepare this registration statement the Company is not expecting to hire any other consultants in the near future.   This does not take into consideration consulting work relating to the Queliz Concession which at this point in time cannot be accurately determined.

Contractual Obligations

We currently have not contractual obligations. We have not entered into any contracts with the director, contracting geologist or other individuals or companies. There are no contracts for equipment or with mineral processing and refining facilities. There are also no contracts with potential purchaser, joint-venture partners or export shipping companies.

Stock-Based Compensation

At the present time, there are no contractual arrangements relating to compensating our sole director and officer using stock options or any other stock program.   Nevertheless, in the future the Board of Directors might consider introducing a stock option program but no decision has been made in this regard at the present time.

Critical Accounting Policies and Estimates

In accordance with the U.S. generally accepted accounting principles, or GAAP, we are required to make estimates and assumptions on our financial statements that affect the reported amounts of assets, liabilities, revenues, costs and expenses and related disclosures. Some of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. We base these estimates and assumptions on historical experience or on various other factors that we believe to be reasonable and appropriate under the circumstances. On an on-going basis, we reconsider and evaluate our estimates and assumptions. Actual results may differ significantly from these estimates. We believe that the critical accounting policies listed below involve our more significant judgments, assumptions and estimates and, therefore, could have the greatest potential impact on our financial statements. In addition, we believe that a discussion of these policies is necessary to understand and evaluate the financial statements contained in this prospectus.

Estimates and Assumptions

       Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

Recent Accounting Pronouncements

No material impact should arise from the adoption of any recent accounting pronouncements.

Income taxes

The income tax on net income for companies in the United States and Dominican Republic is 28%. As we have incurred substantial losses, we will not need to pay income tax. Any deferred losses may result in a tax benefit in the future.

Research and Development Expenditures

To date, and in the immediate future, we do not expect to incur any costs relating to research and development.

Patents and Trademarks

There are no patents or trademarks in our Company.

Royalties

There are currently no situations where we are paying any royalty based upon production and sales. We need only pay the mining concession permits and fees as outlined in the section titled “Dominican Mining Laws”. Due to Article 17 of the Dominican Constitution that demands sustainable environmental mining practices verified by licenses and permits, the Dominican state is a necessary participant in any mining operation within its country. Law 146 also determines that the State is the owner of all mineral deposits on their soil and only under agreements does this change. Mining concessionaries must pay three distinct taxes or fees: royalty fees to the Dominican government, export fees, and income tax. The royalty fees will never exceed 45,000 DOP (US$1,040) annually, however, and can be paid in two installments within the year.  This royalty fee is payable in the phase of exploration, not exploitation. The export fees are five percent of the FOB (Free on Board) value of the mineral exported and is paid within 3 months of the export. Income tax in 25% for mining concessionaries is the Dominican Republic. Furthermore, an annual asset tax of 1% over the value of the assets of the concessionaire and tax withholding obligations exist.

Off-Balance Sheet Arrangements

None.

Certain Milestone Queliz has and will Achieve

Milestones Achieved to Date

1.
Our Company was incorporated under the laws of the State of Nevada and subsequent to our incorporation we incorporated El Caporal Management S.R.L., a wholly owned subsidiary in the Dominican Republic so that we could transact business there.

2.
We engaged the services of a geologist in the Dominican Republic to research a mineral property from the records available at the Ministry of Mines and Energy.   From his research he was able to recommend the purchase of the mineral rights to the Queliz Concession near San José de Ocoa.

3.
During the summer of 2012, we undertook an exploration program comprising of soil, rock and sediment sampling.  Since the results appeared favorable as to mineralization, we undertook a second exploration program in 2013 concentrating on areas were mineralization occurred during our first sampling program and in other areas not previously explored.

4.	A report was prepared by the geologist and recommended a future exploration and drilling program.

Milestones to be Achieved in the Immediate Future

1.
Obtain from the Ministry of Mines and Energy a “Permit of Exploration” to undertaken further exploration.  We are wishing to undertake the recommended program by the geologist but need a Permit of Exploration to undertake this program.   We do not need a “Permit of Exploration” for surface work comprising of obtaining soil, rock and sediment samples but for any other work such as trenching or drilling a Permit is required.  To date the Company has filed all the necessary documents required by the Ministry of Mines to allow it to issue a “Permit of Exploration”.   In discussion with the attorney in the Dominican Republic acting on behalf to the Company, it appears that numerous Permits have been applied for by many exploration companies and are been issued on a random basis.   The attorney feels it might take six to twelve months before the Company should be in possession of its “Permit of Exploration”.   There is no guarantee that the Permit will be issued at that time but assurance from the attorney is that the Permit will at some time this year or next.  When, and if, it receives its Permit of Exploration, it is estimated that a trenching and a small drill program would cost in the area of $65,752; as shown in detail on page 41.   Without the Permit of Exploration it is difficult for the Company to estimate the time frame for the commencement of Phase II exploration program but it hopes it will be within the next twelve months.   This is contingent upon the Company being able to raise required money

2. Prepare and file a registration statement with the United States Securities and Exchange Commission in order to have the registration statement become effective and therefore allow the Company to become a reporting Company.  On March 5, 2014 the Company filed its initial registration statement and received comments from the SEC on April 1, 2014 resulting in the updating of the registration statement.  It has received additional comments on July 10, 2014 which have been responded to and included them in this prospectus.   It is estimated that by the end of December 2014, hopefully, this registration statement will become effective.  The cost of preparing the registration statement has been estimated at $33,145 as shown elsewhere in this prospectus.

2.
To engage the services of an independent accounting firm to examine the financial statements of the Company for inclusion in the registration statement.  In the spring of 2014 the Company engaged the services of PLS CPA as independent accountants.  The financial statement they have examined for the period from incorporation to August 31, 2013 and reviewed for the three months ended November 30, 2013, six months ended February 28, 2014 and nine months ended May 31, 2014 of which the August 31, 2013 and May 31, 2014 are included in this prospectus.

The cost to February 28, 2014 for the preparation by an accountant and examination of the financial statements by the independent accountants was $13,355 and an additional amount of $3,784 to May 31, 2014 by the accountant and independent accountant which was invoiced subsequent to May 31, 2014.
3.
To raise sufficient funds to meet our current and estimated financial obligations over the next twelve months and to have funds available to undertake further exploration work on the Queliz Concession as recommended by the geologist. It has been estimated that the funds necessary for us to meet our obligations over the next nine months will be $108,107 as shown on page 19. As mentioned elsewhere in this prospectus, the Company has sufficient funds to meet its current obligations, other than the recommended exploration program, for at least nine months.  Either our sole director and officer advances additional funds to the Company or the Company will have to consider obtaining funds from the investing public.   This might not occur until the Company is quoted on a quotation system which might not occur until the late spring of 2015 or never.

4.
To undertake the exploration program on the Queliz Concession as outlined in this prospectus.  Until such time as the Company has raised sufficient funds to start and complete the exploration program recommended herein it will not be able to do so.  It is estimated that the cost of completion of the next exploration program will be $65,752.  The breakdown of the component cost making up the $65,752 as shown on page 41.  It is hoped by management that this will occur in the late spring of 2015 once the Company’s shares are quoted.  Nevertheless, there is no guaranty that a quotation for our shares will ever be granted.

The estimated time frame for the completion of the above is hopefully within the next twelve months.

Once the registration statement becomes effective, if it ever does, is to identify a market maker to file a Form 211 with the FINRA in order to obtain a quotation on the OTCBB.  There is no cost in the market maker filing a Form 211 since the market maker is not allowed to charge for this service.   Nevertheless there is a charge once the Company’s shares are quoted on the OTCBB to have them DTC; thereby allowing the shares to trade.   Such a cost could be in the range of $10,000 to $12,000 depending upon the market maker used.  Management estimates this should occur in towards the beginning of  2015 but may not occur until April or May 2015.   The time frame to obtain a quotation on the OTCBB is estimated to take approximately six to nine months.

The present lack of funding to undertake our exploration program and meet our outstanding obligation for the next twelve months might result in our having to cease operations which would result in our investors losing all the money they invested in our Company.

Principal Project and Planned Exploration

Queliz Concession

Our sole mineral concession is the Queliz Concession located in the Dominican Republic. We have not undertaken sufficient exploration on the Queliz to mine it and start selling minerals from it.   This might never happen.   If we wish to conduct the exploration program recommended by the geologist we would have to spend a significant amount of cash; approximately $65,000. Refer to the “Summary of the Queliz Gold Concession and Recommendations by Geologist” for further details.

Competitive Factors

        We are a small exploration company with limited personnel and funds.  There are many other exploration companies who have more personnel and funds at their disposal to carry out exploration and extraction on their concessions.  Further, they will be able to attract expertise and workers better with higher salaries. This is a huge disadvantage for us.

Regulation of Mining Activity

Dominican Republic Mining Laws

Government and environmental regulations exist in the Dominican Republic and our exploration plans are subject to these various federal, provincial and local laws. The rules are dynamic and are generally becoming more demanding. Our plans aim to safeguard public and environmental health. We are currently in compliance with all material mining, health, safety, and environmental statutes of the Dominican Republic.   Part of this is due to the Company, to date, only undertaken surface sampling which does not hurt the surrounding environment.

When we commence an exploration other than surface work on our mineral concession, the Department of Mines requires us to obtain a “Permit of Exploration”.  We have made application to the Ministry of Mines but have not yet received confirmation that we have been granted the Permit of Exploration.   To undertake even a trenching program on the Queliz Concession we will need this Permit.   Once granted it is good for a period of three years prior to having been renewed.  At this time we cannot estimate the time it will take for us to obtain the Permit of Exploration.

In addition, we will have to be in compliance with certain governmental regulations which have been set forth in the “Mining Law of the Dominican Republic – Law No. 146”.   First, we have to file two publications in a recognized Dominican newspaper which will also result in an annual fee payable. Second, any mining titles have to be in the name of a Dominican Republic incorporated company unless the government is willing to grant a title to a foreign company. The granting of title of a mineral concession is issued by the Secretaría de Estado de Industria y Comercio (currently Ministry of Mines) following a recommendation by the Direccion General de Mineria.   Third, the Permit of Exploration is granted for the three year period and the company may apply for a further two one year extensions.  The permit is granted for exploration on a mineral concession which does not exceed the maximum of 30,000 hectares. Fourth, the exploration company must have an agreement with the owner of the surface rights (often a farmer) before the initial stage of exploration and if a mining operation is considered the land must be purchased from the surface right owner.   Any dispute as to the purchase price might have to be resolved by the government.

Legislation

Changes to current federal, provincial and local laws in the jurisdiction in which we operate may require additional costs and financing. These changes are unpredictable and the additional requirements may render certain exploration activities uneconomical and lead to business failure. The mining industry continues to fall under more and more public scrutiny due to environmentally lax practices in the past. The citizens of the Dominican Republic want to safeguard their country from pollution, irreversible environmental damage and the loss of future financial opportunities from mining their own land. Governments are forced to respond to these concerns periodically.

Steps Taken Before an Application is Filed

In order to file an application with the Ministry of Mines and Energy certain work must be performed and included in the application as follows.

The company wishing to obtain the mineral rights to the concession must insert a post into the ground at the corner of the concession and then insert post at the other three sections of the concession.   The ground within the four posts is what the company will register with the Ministry.  The posts are recorded as V-1, V-2, V-3 and V-4 and are a minimum of 150 meters to a maximum of 1,500 meters apart.   A tag is put on the first post inserted to record the meters from it to the next post, etc.  This will give the Ministry a point of reference when they inspect the concession after the application has been accepted.  Included on the tag is the landowner’s name (if the owner is a farmer).   Other information on the tag, which will also be recorded on the application, is the estimated size of the concession, the UTU coordinates, what region and municipality the concession is located in and GPS references.  In addition to the above information, the application will indicated the name of the company, its address, identification number, the name of the concession being recorded and the area it is located in, what the ground is composed of, a preliminary budget, how many samples were taken and the chemical composition of the samples and further recommended exploration work on the concession.  The maps and drawing of the concession must be in the scale fo 1:5,000 to 1:20,000.  Topographic map of the concession at scale of 1:5,000 to 1:20,000.  Along with the application the company is required to pay a fee of $13,000 to the Ministry for the mineral rights on the concession as well as two payment of ten Dominican Pesos to the Internal Revenue Office.

Further to the above, the steps and documentation required to obtain a mining exploration license are as follows.  First, the information originally written on the post tag, noted above, is included in the application.  Second, the application requires three or more personal references as to the moral, technical and economic disposition of the applicant.   Identification as to the number of mining hectares based on the boundaries of the concession and limited to 30,000 hectares, the name of the surface owner(s), and the name of the adjacent mining concessions.

It is estimated that to maintain the Queliz Concession in good standing each year a cost outlay would be between $4,000 to $25,000; the former being more appropriate in the case of Queliz Concession.

Environmental Permits

Environmental law covers the following points:

-	No environmental permit is required to undertake surface sampling, line cutting, geological mapping and surveying. To undertake trenching on the concession a permit will be required.

-
A Permit of Exploration issued by the Ministry of Environment is required to undertake a trenching or drilling program on the concession.  To construct an access road to the concession will require an additional application with the Ministry of Environment.  The additional license is valid for a one year period.

-
When the company is at the feasibility stage, they will have to file an environmental impact study with the Ministry of Environment in order to proceed further with its exploration program.   This environmental impact study could cost upwards to $100,000.   It is doubtful in the case of Queliz that an environmental impact study would be as high as this.   At this time the Company does not know how much such a study would cost.

Limited Operating History with the Need for Additional Capital

Our limited operating history and lack of previous financial information makes it difficult to evaluate our potential for success. We are an exploration stage company that has yet to generate revenues and is in an inherently risky industry.  We are relying on a sole mineral concession located outside the United States and, at this time, are uncertain whether or not commercially profitable sources of ore can be found on this concession. We will also require a large amount of additional capital to explore the concession as recommended and then additional funds if necessary to start production. Such financing may initially come from our director, but at some point we will require other forms of equity financing. We can never be assured that any financing will be available to us as we require it and, if available, will be on terms acceptable to us.  Without any financing we will not be able to proceed with the future exploration of the Queliz Concession.

THE QUELIZ CONCESSION

Overall Summary of the Industry

The Gold Market

Gold occurs naturally and is commonly found with deposits of silver, copper, lead and zinc. It is an element that has distinct physical and chemical characteristics. It is one of the eight precious metals and has been used as a medium of exchange for a large part of civilized human history. It also has industrial uses that are difficult to substitute.

Gold Demand

The demand for gold is worldwide. Almost half of it is used in the production of jewellery , 36% is used as an investment measure, 11% in technological applications and 4% is central bank reserves. East Asia, the Indian subcontinent and the Middle East account for two-thirds of consumer demand.

Consumer Demand

Jewellery demand has always made up the largest portion of annual gold demand. From 2007 to 2012, a four-fold increase in the price of gold was seen despite the negative impacts on consumer spending from the 2007 to 2009 financial crisis. Demand for such jewellery is again on the increase with markets in China and India showing the most future promise.

Investment Demand

In 2012, investment was responsible for $82.3 billion in gold sales. Gold insures against financial instability and protect against market and currency risk. Gold ETFs and online bullion sales represent new ways to profit from gold.

Technological Demand

Gold has high thermal set points and offers high electrical conductivity. It resists corrosion as well making it useful for computer circuitry among other things. Its bio-compatibility and hindrance of micro-organisms has made it useful in medicine.

Central Banks

Central banks and multinational organizations currently hold one-fifth of the global above-ground stocks of gold as reserve assets. While developed western countries hold a larger portion of their financial reserves as gold, up to 40% in some cases, developing countries tend to hold less, usually around 5%. This has been changing of recent with a trend towards even developing countries purchasing more gold stocks. Due to more financially volatile global markets, developed countries are selling their gold stocks left leaving a net demand by central banks.

Gold Supply

The majority of gold’s supply comes from mine production. The remaining 39% is recycled gold. Gold is mined on every continent except for Antarctica, where mining is prohibited. An average of 2,700 tonnes of gold is mined per year as of the last 5 years. Even with higher gold prices over the last 10 years, additional supplies have been slow to come to market since new mines typically take 10 years to enter production. Used gold can also be melted down, re-refined and reused.

Gold Production

There are six main phases of gold production. The first is to find an ore body. The second is to create access to this ore body. Third, the ore must be mined and broken. Fourth, the ore is transported to plants for treatment. Fifth, the gold ore is processed. Last, the gold is refined. Now the gold can be made into the various items that are in demand.

Business Strategy

We desire to earn money through the sale of minerals found and extracted from our mineral concession located in the Dominican Republic. As our company generate revenue, we intend to retain our net income to reinvest in development of our property. To reach this goal, we must first raise additional capital to explore more thoroughly our site.

Our Principle Project – the Queliz Concession

We have a single mineral concession, the Queliz Concession, located in the Dominican Republic. For a detailed summary of this concession, please see “Summary of the Queliz Concession and Recommendations by the Geologist.”

The title indicates that the Company owns 99.9 % of the property by virtue of owning 99.9% of El Caporal Management, SRL while our sole director and officer, J. A. P. Dominguez, owns 0.01%. He is holding the 0.01% percent in trust for Queliz and has signed a letter indicating this.

The mineral rights were obtained directly from the Dominican Mining Office after filing an application for a Metallic Exploration Concession.  We have complied with all the requirements and steps noted above, and, as of this prospectus date, the concession is in good standing.

Queliz’s Main Product

Queliz’s main product will be the sale, if a mineral ore reserve is identified, of gold that can be extracted from the Queliz Concession once the concession has been explored. Since we have only done preliminary surface sampling, we have yet to find an ore body, and, therefore, cannot sell any ore.  It might take years of exploration and countless dollars to final identify a commercial viable ore reserve and there the distinct possibility that we never will.

Risk Inherent in the Queliz Concession

Queliz and our sole director and officer is aware of the following risks:

▪	The Queliz Concession has no known ore body and the chances are that it never will.

▪
There is no certainty that any expenditure made in exploration of the Queliz Concession will result in the discovery of commercial quantities of ore.  Most exploration projects do not result in the discovery of commercially mineable deposits of ore.

▪	Resource exploration and development is a speculative business in that our Company might not be able to raise any funding subsequent to the raising of funds from our director.

▪
Failure to discover a mineral deposit at all is as bad as finding a mineral deposit that, though present, is insufficient in size or grade to return a profit from production.  The marketability of any minerals acquired or discovered may be affected by numerous factors which are beyond Queliz’s control and which cannot be accurately predicted, such as market fluctuations, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exploring of minerals, and environmental protection.

▪
Mining operations generally involve a high degree of risk.  The Queliz Concession contained valley and mountains which make it difficult for exploration personnel to explore the Concession.   Limited, if any, roads are on the Queliz Concession and therefore personnel would have to use donkeys to reach some of the locations.  Hazards from loose rock and steep cliffs are a constant problem to the workers exploring the Concession.  Queliz does not carry any insurance to protect its workers from some of the above noted problems.   If an accident occurred, there would be no insurance available to assist the worker who has been injured or pay for any legal fees if a suit were brought against the Company.

▪
The Queliz Concession has never been surveyed and, accordingly, the precise location of the boundaries of the property and ownership of mineral rights on specific tracts of land comprising the concession might be in doubt.

Other Mineral Properties

We have not and will not consider acquiring any other mineral properties until the Queliz Concession is explored as recommended by the geologist and that management feels no longer should exploration work be done on the Queliz Concession.   The problem is the raising of funds to continue our exploration work which might take considerable time over the next several years.

Customers

Management hopes that it has identified a concession which will eventually have a profitable, probable or proven ore reserve thereon. Since we have not yet proven an ore reserve we have no customers and might never have any.

Competition

Gold and other precious metal mining is incredibly competitive. The fall in prices means that profitable margins are even smaller and therefore smaller companies are finding it more difficult. There are numerous mining and exploration companies, both big and small, in the Dominican Republic.  Every mining company is constantly seeking mineral properties of merit and most of them will have the funds to acquire and explore these properties. Queliz does not have the funds at this time to compete with these mining companies, and it might never have the funds to compete. Success will largely depend on our Company’s ability to attract talent from the mining industry in the Dominican Republic.  Competing for personnel and equipment (drills) may both be problematic.

If we are successful in discovering an ore body we might not be able to find refineries to mill the ore at a reasonable rate and hence might not be able to commence commercial production.  At this time Queliz does not have any contractual agreements with a refining company and there is the distinct possibility it might never have. There is no assurance that the Queliz’s mineral expansion plans will ever be realized.

Facilities and Employees

Queliz does not have its own office facilities but uses the personal residence of its sole director as an office.   The Company does not compensate him for the use of his residence.  Hopefully, within the immediate future, the Company might have the funds to rent its own office space.

As of May 31, 2014, our Company did not have any employees either part time or full time other than its sole director. He initially undertook the responsibility of initially identifying the Queliz Concession in conjunction with the geologist, incorporating the El Caporal Management SRL in the Dominican Republic as well as Queliz in Nevada, obtaining the assistance of professionals as needed, contributing the initial capital through the only purchase of shares to date, coordinating various filings with the independent accountants and attorneys and other matters normally performed by an executive officer. The director is not paid for these actions.

 We are not a party to any employment contracts or collective bargaining agreements.  The Dominican Republic is a country with many experienced mining professionals so such agreements seem unnecessary. There is no lack of worker or consultants to hire on a part time basis so long as some of the other mining companies do not secure their services with long-term contracts.

Legal Proceedings

Through the course of normal mining business, we may become involved in certain legal proceedings. It is difficult to determine at the time the amount of any liability that may befall us or the financial impact. Given our current going-concern situation, any legal proceeding would be financially disastrous to our Company.  Nevertheless, as at the date of this prospectus, there are no pending or contemplated legal actions against the parent, its subsidiary or the Queliz Concession.

SUMMARY OF THE QUELIZ CONCESSION AND RECOMMENDATIONS

The following is a report which was prepared by a professional geologist at the request of El Caporal Management, SRL. The effective date of this report was February 1, 2013. A glossary of key terms can be found at the end of the report.

The Queliz Project is located in San José de Ocoa, which is the capital of San José de Ocoa province in the Dominican Republic. It is a city located on the north side of the Peravia province, which it was part of until January 1, 2002. San José de Ocoa was founded early in the colonial times; many different origins are cited. The original name of the city of San José de Ocoa was El Maniel. It was a haven for runaway slaves in the 18th century. San Jose de Ocoa was hit with a 5 magnitude earthquake on January 5, 2012.

Our sole director and officer has not visited the Queliz Concession but once the second exploration program is to be started he will be visiting the property.

The economy of San José de Ocoa is based on agriculture; the main crops are coffee, beans and potato. Other vegetables such as cabbage and carrot are also grown as well as avocadoes and fruit.

The total area of the province consists of 484.87 Sq. Km and a population (2012) of 57,174 inhabitants.  The Dominican Republic is a favourable country for mining and exploration with stable politics and a strong economy. No major political or legislative changes are expected.

        The Queliz Concession is assessable from Santo Domingo to Ocoa by paved highway.  Once on the Queliz Concession, there are several roads which in some areas are paved and in others are basically rock and soil.  The method of transportation around the Queliz Concession is by road although to reach higher elevations donkeys are often used.   The Company has the mineral rights to the property including surface and  minerals under the top soil.   Presently there is no equipment and/or facilities on the property since workers can be either housed at Ocoa or a tent camp can be established during the exploration program.  There are two rivers that surround the Queliz Concession, the affluent of one of them is enough to supply all necessary water needs during the exploration of the claim.  Although the other river is not that big and wide, the location of it, is fundamental strategical for the positioning of every water treatment and supplies.

INTRODUCTION

This independent geological mapping report was undertaken at the request of the property owner El Caporal Management, S.R.L., to comply with the international exploration standards for the project named Queliz (Concession).

The mineral concession related to this report was assigned to El Caporal Management, S.R.L., and the designation was filed with the Ministry of Industry and Commerce and the Mining Directorate of the Government of the Dominican Republic.

El Caporal Management, SRL, has submitted and registered an exploration concession application to the Dominican government, which has not been yet granted. The Dominican mining law grants Licenses of Exploration Concessions for a period of three years with two one-year extensions allowed. The exploration concession is under revision by the technical departments of DGM, nevertheless, due to a constant follow up, all required documents were submitted.

El Caporal Management, SRL, is a Limited Liability Company, incorporated on August 08th, 2012, under the laws and regulations of the Dominican Republic, with its Mercantile Registry No. 20536-PP and Tax ID No. 130-95006-7, both up to date.

The Financial year runs from 1st of January to 31st of December for El Caporal Management S.R.L., being the annual filing every 30th of April.

DOMINICAN MINING LAW

Mining in the Dominican Republic is governed by the General Mining Law No. 146 of 4 June 1971, and Regulation No. 207-98 of 3 June 1998. The mining authority is the General Mining Directorate (Dirección General de Minería - DGM), which is part of the Secretary of State of Industry and Commerce.

The properties are simply known and recorded in their respective property name under a License of Metallic Exploration Concession. Title is valid for three years. Two separate one-year extensions are allowed. After five years the concessions may be reapplied for giving the concessions a further three to five years.

The taxes are paid every six months during the first weeks of January and June. The full yearly amount is paid at the start of the year. The annual amount for each concession ranges between US$4,000 and US$25,000 (based on the current exchange rate). Every six months a full report has to be submitted to the Department of Mines summarizing work completed during the previous six months, work plans and budget for the next six months, and any geochemical data. There is no specified level of work commitment per concession.

The Queliz concession has not been surveyed, however the concession owner, El Caporal Management, SRL, has erected a reference monument centrally within the property as required in the concession staking process and this is surveyed by the Mines Department. A detailed description of the procedure follows:

▪
The concession system in place revolves around one principal survey point PP (Punto de Partida or Departure Point), as opposed to staking all corner points with a physical stake as would be done in Canada or Australia.

▪	Three types of sample points that need to be calculated, a Punto de Partida (PP), a Punto de Referencia (Reference Point, PR) and three visually recognizable points (Visuales or Visuals, V1, V2 & V3).

▪
The PP point is a visual point from which the proposed concession boundary point can be clearly seen by line of sight. The PP point is usually a topographic high with a distance to the proposed concession boundary greater than 100 meters.

▪
From the PP point a second point the “Punto de Referencia” (PR) is selected. The PR point is usually another topographic high or a distinctive topographic feature such as river confluence or a road / trail junction. The bearing and distance between the PP and PR points are calculated and tabulated.

▪
From the PR point three separate visually identifiable points V1, V2 and V3 are selected, usually distinctive topographic feature such as confluences of rivers or road / trail junctions. The bearing and distances between the PR point and three visual points V1, V2 & V3 are calculated and tabulated.

Visuals	Magnetic Route	Distance (m)
PR- PP	N 25°20' W	90.70
PR- V1	N 09°55' E	57.60
PR- V2	N 70°10' E	33.20
PR- V3	N 54°50' W	49.50

▪
From the PP point the distance to the proposed concession boundary a north-south or east-west line (no less than 100 m) is calculated. From the point at which this line intersects the concession boundary the corner points of the concession area are calculated. The corner points (Puntos de conneccion) are defined by north-south or east-west lines from the point at which the line intersects the boundary and then from each other until the boundary is completed. There is no limit to the number of points that can be used and no minimum size of concession.

▪	A government surveyor is sent out to review all survey points in the field after legal and fiscal verification of the concession application by the mines department.

The Exploration Concession grants its holder the right to carry out activities above or below the earth’s surface in order to define the areas containing mineral deposits by using any technical and scientific methods. For such purposes the holder may construct buildings, install machinery, communication lines and any other equipment that his research requires. No additional permitting is required until the drilling stage, which requires an environmental permit (unless drilling is no deeper than 20 meters)

An Exploitation Concession may be requested at any time during the exploration stage, and grants the right to prepare and extract all mineral substances found in the area, allowing the beneficiary to exploit, smelt and use for any business purpose the extracted materials. This type of concession is granted for a period of 75 years.

Exploitation properties in the Dominican Republic are subject to annual surface fees and a net smelter return (NSR) of 5%. A 5% net profits interest (NPI) is also payable to the municipality in which mining occurs as an environmental consideration. The value added tax is 18%. The NSR is deductible from income tax and is assessed on concentrates, but not smelted or refined product. Income Tax payable is a minimum of 1.5% of annual gross proceeds (Pellerano and Herrera, 2001).

ENVIRONMENTAL REGULATIONS

The environment is governed by the General Law of the Environment and Natural Resources No. 64-00 of 18 August 2000. The environmental authority is Sub Secretary of Environmental Affairs of the Secretary of State of the Environment and Natural Resources. An environmental permit is required for trenching and drilling. The main steps in the procedure to obtain this are as follows:

1.	Complete the Prior Analysis Form with the project data including name of the project, name of the company, location on a 1:50,000 scale map, and name of the legal representative.

2.
Description of the planned work including type of equipment to be used, size of the drill platforms, amount of water that will be required, environmental management plans for fuel, oil and grease, and recirculation of water.

3.	Authorization of the landowners with copy of property title.

4.	Pay a tax of RD$5,000.00 (about US$141.50). This environmental tax will be paid once the Company undertakes a trenching or drilling program.

5.	Copy of the Resolution of the Exploration License title.

6.	UTM coordinates of the vertices of the Exploration Concession.

PROPERTY DESCRIPTION AND LOCATION

QUELIZ Project consists of 5,200 (Five Thousand Two Hundred) Mining Hectares, located in the province of SAN JOSE DE OCOA, municipality of San Jose de Ocoa, in the Southwestern region of the country, at about 112 kilometers from the city of Santo Domingo, capital of the Dominican Republic. The project is located in the Central Cordillera mountain belt at an altitude of 661m, in steeply incised topography. Land use is cattle ranching, and the higher elevations are wooded. It is in the lower part of the Ocoa River basin at the section of La Cienaga. The access to the area concession has middle to low difficulty as it is located in a mountain region; nevertheless, the access to the concession is easy by 4x4 wheel drive or by horse riding. National institute of geology has located the concession in the topographic sheet LA CIENAGA No. 6171-IV.  Refer to Figure 1.

FIGURE 1: THE QUELIZ GOLD CONCESSION AND ITS LOCATION ON THE DOMINICAN MAP

OCEANO ATLANTICO
QUELIZ
SANTO DOMINGO
MAR CARIBE
0
50
100 km

The concession is located within the topographic sheet No.6171-IV of La Cienaga topographic sheet 1:50,000 scale, the boundaries are given by the UTM coordinates UTM datum Nad-27 Caribe (19Q): 348,958 mE y 2´058,293 mN. Google coordinates would be: 18’ 31’10”.65 N – 70’ 20’09”.19 O with an elevation of 661 meters.

ROYALTY OBLIGATIONS

None.

ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY

Access to the Queliz Project is from Santo Domingo to Villa Altagracia to San Jose de Ocoa by paved highway over a distance of 136 km which takes 1 hour and 35 minutes. Similarly, the property can be accessed from Santo Domingo to San Cristobal to San Jose de Ocoa, by paved highway at a distance of 144 km taking approximately 1 hour and 50 min. For a satellite view of the property, refer to Figure 2.

FIGURE 2: SATELLITE VIEW OF QUELIZ CONCESSION AREA

    The nearest international airport is the Airport of the Americas on the east side of Santo Domingo, about a one and a half hour drive from San Jose de Ocoa.

CLIMATE

The mean annual temperature in San Jose de Ocoa is 22.2°C with a mean annual high of 27.8°C and a mean annual low of 16.7°C. The hottest month is July with a mean monthly high of 29.8°C, and the coolest month is January with a mean low of 15.5°C. The average annual rainfall is 1,435 mm. Rain falls all year with the wettest months being April to May and October to December (data from www.climate-charts.com, average data for 1961 to 1990). The weather is dominated by northeast trade winds from the Atlantic.

GEOLOGICAL SETTING

Queliz project is located in the San Jose de Ocoa block in the Central Cordillera of Hispaniola which is a composite of oceanic plate derived from accreted terrains bounded by left-lateral strike slip fault zones, and is part of the Early Cretaceous to Paleogene Greater Antilles island arc. Hispaniola is located on the northern margin of the Caribbean plate which is a left-lateral transform plate boundary. The tectonic collage is the result of west south west to south west directed oblique convergence of the continental margin of the North American plate with the Greater Antilles island arc, which began in the Eocene to Early Miocene and continues today (Escuder Viruete et al., 2008).  Refer to Figure 3.

FIGURE 3: PLATE TECTONIC OF HISPANIOLA

The project geology comprises rhyolites, often altered to sericite schist, overlain by calcareous siltstones and mafic volcanic rocks. Massive sulfide mineralization occurs at the contact between the rhyolites and the calcareous siltstones at Rio Los Cacaos. Disseminated gold mineralization occurs in sericite schists at Queliz and other near areas.

The rhyolite forms a north west-trending body about 1,255 m wide at Queliz, narrowing to the north west. The sediment horizon occurs on the north east side and has been mapped for 3.3 km strike length, with a width of 30 to 70 m. Mafic volcanic rocks occur to the north east and south west of the rhyolite.

The rhyolites have phenocrysts of quartz and plagioclase and textures vary from cohesive, with flow banding, to volcaniclastic, often with hyaloclastite texture. They are interpreted to be lavas and/or domes with hyaloclastite breccias and sandstones, indicating extrusion and brecciation by chilling in a subaqueous environment. The sericite schists are altered and deformed rhyolite and predominate over unaltered and undeformed rhyolite. The schistose texture develops progressively as the amount of sericite increases, and there is a transition between rhyolite and sericite schist. The two names were used as descriptive lithological terms in mapping and core logging. Hydrothermal sericite alteration greatly lowers the competency of rhyolite resulting in development of schistosity in response to regional tectonics, and partial to complete destruction of the volcanic texture. Textural variations reflect different volcanic and volcaniclastic units. The sericite schists are pale green to white with quartz phenocrysts and sericite pseudomorphs of plagioclase and biotite, and a strong schistose foliation with open to tight, second-stage folding.

The schists contain pyrite in disseminations and in stringers parallel to, and oblique to the foliation. In places they also contain veinlets of massive to breccia textured sulfides. The sediments are dark gray to black, well bedded to laminated, calcareous siltstones. In places they have black shaley to graphitic partings. They commonly have beds of sedimentary breccia with elongate, flat siltstone rip-up clasts, and beds of volcaniclastic sandstone to conglomerate in a calcareous siltstone matrix.

TOPOGRAPHY

The 1:50,000 topographic maps with 20 m contours (Figure 6), published by the Instituto Cartográfico Militar (ICM –Military Cartografic Institute), was digitized and enlarged for use as a base map for exploration at Queliz. The grid used is UTM and the datum is North American Datum 1927 (NAD 27) Conus (Continental USA), Zone 19. A hand held global positioning system (GPS) receiver model Garmin “GPSmap76” was used to record sample locations.

FIGURE 4: TOPOGRAPHIC MAP OF QUELIZ CONCESSION

GEOCHEMISTRY

The main exploration technique used for definition of targets was geological mapping of the sericite schist – sediment contact and soil sampling. A total of 70 soil samples were taken and analyzed for gold and multi elements. The area sampled is about 7.0 km long, North West by 1.7 km across. Gold and copper soil geochemistry maps are shown below. The line spacing varies from 35 m to 100 m, and the sample spacing varies from 35 m to 100 m. Most of the area was sampled on a 50 m by 50 m grid. Soil samples were taken from the B horizon and were not sieved. The average sample weight was about 0.4 kg. Gold shows a spatial correlation with Ag, As, Pb, Ba, Hg, Mo, Cu, Zn, Se and Bi. There are also some anomalies of Cu-Mo-Se-Bi without significant Au and other metals. Refer to Figures 5

WORKING METHODOLOGY

The initial indications of mineralization at the Queliz Gold Concession were found by fine fraction stream sediment sampling and float sampling carried out as part of a regional stream sediment geochemistry exploration program.

A total of 70 soil samples were taken and analyzed for gold and multi-elements. The area sampled is about 7.0 km long North West by 1.7 km across. Soil samples were taken from the B horizon and were not sieved. The average sample weight was about 0.4 kg.

Rock sampling was carried out as grab samples of outcrop and float, and channel samples from hand-dug pits and trenches. A total of 25 rock samples were collected. Samples are 3 to 4 kg in weight and were analyzed for gold and multi-elements. Surface rock samples are collected to check for the existence of mineralization, but not to quantify it, and were used for resource estimation

FIGURE 5: SOIL GEOCHEMISTRY OF THE QUELIZ PROJECT

FIGURE 5: SOIL GEOCHEMISTRY OF THE QUELIZ PROJECT

QUELIZ
EXPLORATION TARGETS
11400N
10000N
5600E
0
400
meters

Efforts have been made to sample points without visible contamination and upstream of roads or towns. The samples were collected in the live channel, without direct influence of contributions from the banks. Samples have been made, the result of mixture increments of at least 5 (5 to 10) collected, along 200 m of runway. Given the thick granulometry generally found in the channels, areas with lower current strength that allowed the accumulation of finer sediments (behind large rocks or blocks, in areas of convexity of the channel, etc.). At each point were taken with GPS coordinates, and has made a record that reflected the data type of sediment and the bed of the stream.

Sample Preparation

Soil and rock samples were collected in heavy duty paper and polythene sample bags respectively, sealed with wire ties and plastic cable ties respectively. A detailed sample description form was filled in for each sample, and a tear-off sample ticket inserted in the bag.

Stream sediment, soil and rock samples were shipped to Acme Labs, Vancouver, Canada for preparation and analysis. This lab complies with the requirements of international standards ISO 9001:2000 and ISO 17025:1999. The whole sample was shipped to the sample preparation facility in the Dominican Republic.

DEPOSIT TYPES & MINERALIZATION

The island of Hispaniola evolved as a complex island arc associated with bi-polar subduction through Cretaceous to Late Eocene time. Since then, the island has straddled the left-lateral strike-slip fault zone that separates the North American and Caribbean Plates and has largely been volcanically inactive. The Tertiary stratigraphic succession is dominated by sedimentary rocks. The most important rock units in terms of gold and base metal mineralization are the Los Ranchos, Maimon, Tireo and Duarte Formations.

Model lead isotope ages and paleontological evidence yield early Cretaceous ages for both the Los Ranchos and Maimon Formations. Together, they constituted a composite arc associated with NW-directed subduction of the proto-Caribbean plate. The Maimon Formation represents a primitive, bimodal fore-arc assemblage composed of tholeiitic basalts and subordinate felsic volcanics and meta-sedimentary rocks whereas the Los Ranchos Formation represents the axial portion of the associated island arc. The Loma Caribe peridotite, which now hosts the nickel laterite mines, and the Duarte Formation amphibolite would have been part of the oceanic crust that floored the proto-Caribbean Sea.

The volcanic arc underwent a change in polarity in Mid-Cretaceous (Aptian to Early Albanian) time, likely triggered by the collision of the Caribbean Oceanic Plateau with Hispaniola. North-vergent obduction of the Loma Caribe peridotite also took place at this time and the arc was tectonically shortened by major thrust faulting. Shearing and metamorphism was stronger in the fore-arc (Maimon) than the island arc (Los Ranchos).

FIGURE 6: PRINCIPAL IDENTIFIED TARGETS IN QUELIZ

FIGURE 6: PRINCIPAL IDENTIFIED TARGETS IN QUELIZ

Au
Ag
Cu

         Renewed calc-alkaline arc volcanism began in the Late Cretaceous (Cenomanian), associated with SW-directed subduction of the North Atlantic Plate beneath Hispaniola. This formed the volcanic arc now represented by the Tireo and Duarte Formations of the Central Cordillera.

Calc-alkaline volcanism continued until Middle/Late Eocene time, when the Bahama Platform (North Atlantic Plate) collided with Hispaniola and the island underwent NE-SW contraction. The Loma Caribe peridotite was emplaced over Late Cretaceous basalts of the Peralvillo Formation. Earlier faults and penetrative fabrics were steepened and overprinted by folds and Mid-Cretaceous thrusts were re-activated.

The Maimon Formation is separated from Late Cretaceous basalts (Peralvillo Formation) and the Loma Caribe peridotite by the NW-striking, left-lateral Ozama Shear Zone which is Eocene or younger. From Late Eocene time until the present, Hispaniola has been subjected to left-lateral transpression and left-lateral strike-slip faulting.

Please refer to Figure 3 to help understand the above wording.

It was important to select the type of sampling, which performed during regional exploration, where three types of sampling were performed in the area of interest:

- Active Sediments. - Sampling of sediments carried in streams or rivers causes, whose purpose was to determine the volumetric values of metallic minerals, concentrated in the watershed and from the tops of the hills and / or mountains, which circumscribe the basin. The results allowed us to zonify and to determine the origin of the sediments. These sampling were regional and were performed with a geological survey support.

- Sampling of Rock. - Sampling conducted in the lithological units potentially generating and / or mineral-storing metal concentrations and economically feasible, these sampling were performed after a regional geological study, which identified the lithological units that are present in the area of interest.

- Soil Sampling. - This sampling was performed after a detailed geological study of the area, where we have identified the lithological units and structural data (faults and fractures). This sampling was performed in alteration zones that were identified during the study. These alterations were potassic, propylitic, quartz-sericite, argillic and silicification. Any sampling outside these areas is speculative and / or wrong.

ADJACENT PROPERTIES

There are significant mineral deposits adjacent to Queliz, nevertheless, as of today, there are no other concessionaires registered that are adjacent to Queliz project (i.e. there are no existing adjacent concessions), which give to the investors enough room for expansion, if needed.

At the present time the land where the project is located, is occupied by the following farmers:

•	Daniel Pichardo Torres
•	Hugo Cruz Vazquez
•	Socrates Abreu Gonzalez
•	Mauro Medrano Nunez
•	Mildred Sepulveda Cuello

DATA VERIFICATION AND DATA ANALYSIS GRAPH

No other procedures of quality control were employed and no other opinion is expressed by the geologist. The geologist has reviewed all historical reports as referred to in the text of this report and indexed in the list of references. The geologist does not doubt the authenticity or substance of previous investigation reports but has not carried out a total audit of the available information.

ANALYSIS OF ACTIVE SEDIMENTS, ROCK AND SOIL SAMPLES.

FIGURE 7: ANALYSIS OF SAMPLES AT QUELIZ PROJECT

ANALISYS OF SAMPLES AT QUELIZ PROJECT

EXPRESSED IN g/t

SAMPLE	TYPE	UTM-X	UTM-Y	Au	Ag	Cu	Pb	Zn
66	SOIL	347350	2088680	15	8.0	55	5	108
14	ROCK	345440	2088840	18	6.0	66	14	162
19	SED	346710	2089880	28	6.3	70	5	124
12	ROCK	346400	2090780	2	0.4	47	5	109
17	SED	347085	2091215	3	0.4	45	5	161
5	SED	347805	2091935	9	0.4	45	5	114
3	SED	347865	2092150	2	7.0	93	5	88
14	SED	348825	2093815	2	0.4	23	14	75
8	ROCK	348265	2094705	17	3.0	92	5	108
54	SOIL	348775	2095525	2	0.4	44	5	106
13	SED	349505	2096725	25	9.1	47	5	123
63	SOIL	347195	2098525	2	0.4	91	5	134
43	SOIL	346765	2098785	5	7.3	90	5	115
22	SOIL	347620	2099770	2	0.4	104	5	241
7	SED	345675	2083830	7	5.0	75	6	174
10	SED	348735	2084030	3	3.0	88	5	136

ROCK= Rock samples

SED= Sediments from Rivers and Streams on the property.

SOIL= Soil samples

The Figure 6 shows the most attractive points of interest and locations of collected samples taken during the exploration program in October 2012.  The number of samples taken during the November 2012 exploration program were 95 comprising 25 rock samples and 70 soil and sediment samples.

These results are derived from surface exploration only, opportune drilling is recommended in order to set forth the viability and feasibility of the project.

The samples taken during the exploration program in the summer of 2013 the following samples were obtained out of a total of 61 samples comprising all rock samples.

EXPRESSED IN g/t

Sample	Type	Au	Ag	Cu	Pb	Zn

59	Rock	13	0.1	26,1	0.5	30
72	Rock	23	0.1	29.7	0.3	7
84	Rock	7	0.1	49.6	4.7	24
94	Rock	9	0.1	52.8	1.6	37

All the above samples, from both exploration programs, were shipped to Acme Labs, Vancouver, Canada for preparation and analysis.

The above symbols are the geological names for the following minerals:

Symbol	Mineral	Definition

Au	Gold	Found in nature as a free metal used in jewelry, computers, etc.
Ag	Silver	A white metallic element that is very ductile and malleable.
Cu	Copper	A reddish metallic element that takes on a bright metallic luster and is malleable, ductile and a good conductor of heat and electricity.
Pb	Lead	A bluish-white metal of bright luster, very soft, highly malleable, ductile and a poor conductor of electricity but very resistant to corrosion,
Zn	Zinc	A bluish-white, lustrous metal employed to form numerous alloys with other metals including brass, nickel silver, commercial bronze and aluminum solder.

TABLE OF METRIC AND IMPERIAL CONVERSION FACTORS

Metric Unit	U.S. Measure	U.S. Measure	Metric Unit

1 hectare	2.471 acres	1 acre	0.4047 hectares
1 metre	3.2881 feet	1 foot	0.3048 metres
1 kilometre	0.621 miles	1 mile	1.609 kilometres
1 gram	0.032 troy oz.	1 troy ounce	31.1 grams

RECOMMENDATION & CONCLUSION

The geologist concludes that:

•	Exploration diamond drilling should be conducted in order to determine the quality and quantification of the deposits.

•	Exploration, surveys, sampling, sample preparation have been according to the international standards.

•	Sampling and surveying includes quality assurance procedures.

•	Exploration databases are professionally constructed and are sufficiently error-free.

The estimated Phase 2 Exploration Budget is $65,752 as detailed below.

EXPLORATION BUDGET RELATING TO DRILLING
QUELIZ CONCESSION
DESCRIPTION OF WORK	UNIT COST	TOTAL COST
		USD
Salaries
Head Geologist	22 days @ $600/day	13,200
Assistant to Geologist	22 days @ $200/day	4,400

Transportation for people and supplies	1,500 km @ $0.75/km	1,125

Living facilities	22 days @ $100/day	2,200

Compilation
Data and digitizing	15 days @ $150/day	2,250
Drill hole interp & modeling	11 days @ $600/day	6,600
Structural consultant	17 days @ $200/day	3,400

Soil Geochemistry		12,500
Diamond Drilling	150 m @ $60/m	9,000
Assays of Drill core	150 samples @ $34/sample	5,100

SUBTOTAL		59,775
Contingency	10%	5,977

TOTAL USD		65,752

Geological Terms used in this Prospectus

Term	Definition
Amphibolite	Silica-rich crystallized rock with little quartz
Basalt	Dark-colored volcanic (igneous) rock
Biotite	Silica and iron containing dark brown igneous rock of the mica series used to date neighboring rocks
Breccia	A rock formed through the cementation of other rock fragments
Calcareous	Denotes being chalky – containing mainly calcium carbonate (limestone)
Cretaceous Period	An era approximately 100 million years ago where many marine chalk beds were deposited on Earth’s surface.
Crystal	A substance with a regular shape due to the repeating internal structure of its atoms, ions or molecules (e.g. amethyst quartz)
Eocene	An era 50 million years ago known for carbon-based life-forms
Fault zone	An area containing fractures in Earth’s crust (surface) denoting movement of tectonic plates, displacement and the possibility of ore reserves
Hyaloclastite	A breccia rich in dark volcanic glass formed from volcanic eruptions under the water or ice
Laterite	Red decaying rocks containing high quantities of iron oxides and aluminum hydroxides
Mafic	Dark volcanic rock rich in magnesium and iron but low in silica that had low viscosity and lava and spread over great distances
Metamorphic rock	Rocks that have been changed physically and chemically through the actions of extreme temperatures, pressure and in some cases weathering
Mica	Silica containing rocks that crystalize into (monoclinical) forms that readily cleave into thin leaves
Mineral	A naturally occurring substance with a specific chemical formula that is solid and stable at room temperature (e.g. Topaz)
Mineral Reserve	A significant area of economically profitable minerals classified as either a “Probable Mineral Reserve” or “Proven Mineral Reserve”

Miocene	An era about 15 million years ago that featured dramatic global cooling and species extinction
Obduction	The thrusting of the continental crust over the subducting heavier oceanic crust at a convergent plate boundary (e.g. Europe overthrusts the African plate)
Ore	A type of rock with economically important minerals (usually metals) that can be extracted through mining
Paleogene	An era from 66 to 23 MYA that contains the Paleocene then Eocene then Oligocene eras where important oceanic oil deposits were formed
Phenocryst	The larger embedded crystals seen in such rocks as granite
Plagioclase	The major constituent mineral of Earth’s crust; part of the feldspar family, rich in aluminum, silica and oxygen; used to identify the origin of igneous rocks
Pyrite	A rock commonly called “fool’s gold” due to it’s similar appearance to gold but containing lots of iron and sulphur
Quartz	The second most abundant mineral in the Earth’s crust (after feldspar); made up of silica and oxygen in repeating patterns; varies in color and shape
Rhyolite	Silica rich volcanic rock made up of the minerals: quartz, feldspar, plagioclase
Rock	A solid aggregate material made up of one or more minerals (e.g. granite) without a specific chemical composition; the three major groups of rocks include: igneous, metamorphic and sedimentary.
Schist	Metamorphic rock with medium to large grains of mica flakes
Sedimentary rock	Layers of rock sediments (formed through the weathering and erosion of other rocks) that have been cemented together in water bodies; limestone and coal and fossil fuel reserves are examples
Sericite	A fine grained mica with a feldspar composition
Siltstone	Sedimentary rock formed from silts
Strike-Slip Fault	Vertical fractures in the earth’s crust where the land moves horizontally away from the opposing side
Subduction	Process of a denser oceanic lithosphere plate colliding with and descending beneath the less dense continental lithosphere plate
Transform fault
A large scale strike-slip fault that happens between two tectonic plates (e.g. the San Andreas fault is part of the horizontally sliping transform boundary between the Pacific and North American plates)

Transpression	Occurs when a strike-slip shear with a component of shortening results in oblique shear
UTM coordinates	Universal Transverse Mercator coordinate system different from latitude and longitude which divides the earth into vertical and horizontal zones

PRINCIPAL STOCKHOLDER, DIRECTOR AND OFFICER

       Our sole director will be elected in the future by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office.

Our officer and director as of November 30, 2013 is as follows:

Name and address	Age	Position(s)

Juan Alexi Payamps Dominguez 4th St, No. 24, Las Caobas Peurto Plata, Dominican Republic	38	Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Secretary/Treasurer and Director

Juan A. P. Dominguez was appointed as a Director on September 21, 2012 and on the same day by a Resolution of the Board of Director was appointed as Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Secretary/Treasurer and Director.

Biographical Information

             J. A. P. Dominguez brings a background of finance and mining experience to the company. He was born in the Dominican Republic and has remained a resident of the Dominican Republic throughout his life. He holds a Bachelor of Commerce and a Masters of Business Administration from Dominican universities and has worked with the Dominican offices of two foreign mining companies since 2006 helping them carry out operations locally.   For two years starting in 2006 , he worked as Operational Manager for Placerdome doing research and development of new mining projects in conjunction with the company’s mining geologist.   In addition, he collaborated with the engineers by providing logistic and administrative solutions to the new projects being developed.   Starting in 2009 to the present time, he worked as President for his own company, Payamps Dominguez Properties, developing and evaluating projects as well as searching for and exploring mining prospects in the Dominican Republic.  At the same time, he was employed from 2009 for two years as Operation Manager for Solid Gold Explorations located in Bonao in the Dominican Republic where he assisted in achieving significant cost savings by overseeing all financial arrangements and investor relations.  He also identified and negotiated other mining properties in the local area in addition to establishing new policies and procedures for new developmental properties.   In addition, he established the accounting and control procedures for an investment by the company in Costa Rica and assisted in identifying and negotiating other mining properties in the area.

Despite his short period in the positions he occupied with Placerdome and Solid Gold Explorations in the mining industry, he has sufficient knowledge as to how to manage and efficiently administrate a mining company.   He is a team builder, has the leadership skills and has  collaborated with engineers by assisting in the costing of new projects being considered for  excavation and drilling .  These qualifications, attributes and skill are a valuable asset in being a director of a company in the exploration of mineral properties.

Mr. Dominguez does not work full time for our Company. He spends approximately 30 hours a month on corporate matters and in the future will oversee of our exploration program. Once the exploration program is started, it is expected Mr. Dominguez will increase his hours.

Mr. Dominguez is not an officer or director of another company registered under the Securities and Exchange Act of 1934 since Payamps Dominguez Properties is a private holding company.

Term of Office

Our sole director is appointed to hold office until the next annual meeting of our future stockholders or until his successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statutes.  Our officer is appointed by our Board of Directors and holds office until removed by the future Board of Directors.

Involvement in Certain Legal Proceedings

To the knowledge of our Company, during the past ten years, our executive officer has not:

a)	been convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offences);

b)
filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by the court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filings;

c)
been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities;

d)
acted as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

e)	engaged in any type of business practice;

f)	engaged in any activities in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

g)
been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

h)
been the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activities; or

i)
been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgement in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Board of Director’s Audit Committee

Below is a description of the Board of Director’s Audit Committee. The Charter of the Audit Committee of the Board of Directors sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to oversee and monitor our Company’s accounting and reporting processes and the audits of our Company’s financial statements.

Our audit committee is composed solely of J. A. P. Dominguez. While he is the President and Chairman of the Audit Committee, he cannot be considered an “audit committee financial expert” as defined in Item 407 of Regulation S-K. The Company does not presently have a person meeting these qualifications. However, Mr. Dominguez is planning to engage the services of an independent accountant or similar individual to provide advice to the Audit Committee as and when the Committee meets to review our Company’s financial statements.  No such individual has been identified as at the date of this prospectus.

Apart from the Audit Committee, our Company has no other Board Committees.

Conflicts of Interest

Our director is not a director or officer of any other company involved in the mining industry. However, there can be no assurance such involvement will not occur in the future, and this could create a conflict of interest.

To ensure that potential conflicts of interest are avoided or declared to our Company and its shareholders and to comply with the requirements of the Sarbanes Oxley Act of 2002, the Board adopted, on September 24, 2012, a Code of Business Conduct and Ethics. Queliz’s Code of Business Conduct and Ethics embodies our commitment to such ethical principles and sets forth the responsibilities of Queliz and its officers to its shareholders, employees, customers, lenders and other stakeholders. Our Code of Business Conduct and Ethics addresses general business ethical principles and other relevant issues.

Significant Employees

We have no paid employees. Our director fulfils many functions that would otherwise require our Company to hire employees or outside consultants. On occasions, professionals have also been hired on a contractual basis to assist with company affairs.

Family Relationships

Since we have only one director and officer there is no family relationship.

EXECUTIVE COMPENSATION, SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Summary Compensation Table

J.A.P. Dominguez, our director and secretary-treasurer, has not received any payment from us for his services from the period of inception to the present date.

Outstanding Equity Awards

Since incorporation on September 20, 2012, we have not granted any stock options or stock appreciation rights to our director.

Compensation of our Director and Officer

We have no standard arrangement, written or unwritten, to compensate our director for his services. He is reimbursed for all travel and lodging expenses associated with corporate matters.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 31, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities of our shares of common stock, (ii) our executive officer and director, and (iii) our named executive officer as defined in Item 402(m)(2) of Regulation S-K. Our sole director possesses sole voting and investment power with respect to the shares shown.

Title of Class Common Stock	Name and Address of Beneficial Ownership Juan Alexi Payamps Dominguez 4th St, No. 24, Las Caobas Peurto Plata, Dominican Republic	Amount and Nature of Beneficial Ownership 90,000,000 (Direct)	Percentage of Common Stock (i) 100%
(i)
A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of June 30, 2014, there were 90,000,000 shares of our common stock issued and outstanding.

MARKET FOR COMMON EQUITY, DIVIDENDS AND RELATED PARTY TRANSACTIONS

Holders of Common shares

As of the date of this prospectus the Company has one shareholder; basically being our sole officer and director. The number of shares held by our officer and director is 90,000,000 common shares.

Market Information

Quantitative and Qualitative Disclosures About Market Risk

Commodity Price Risk

The recent fall in world gold and other resource prices may make the acquisition of capital to explore our property problematic. Compared to ten years ago, mineral prices are strong. This has resulted in more companies, however, competing for mineral properties, equipment, employees and buyers. If the global market becomes more bearish and commodity prices continue to fall, then we will have difficulty finding loans or joint-venture partners that may be necessary to find, extract and sell minerals such as gold. This may prevent us from being a going concern.

Foreign Currency Risk

The Dominican Peso (RD$ or DOP) has decreased in value relative to the US Dollar (USD) over the last 30 years. In 1993, 1 US dollar was equivalent to 5 Dominican Pesos. Now 1 US dollar buys nearly 43 Dominican Pesos. As of February 5, 2014, 1.00 USD equals 42.49 DOP according to www.xe.com. While the inflation rate of the Dominican Republic is around 1.5%, this trend suggests that cash is best kept in the more stable form of US Dollars as keeping it in Dominican Pesos would imply less purchasing power of foreign items in the future. This could impart a financial risk for us. We will be paying for work within the Dominican Republic in United States Dollars.

Penny Stock Rule

Queliz’s common stock is considered to be a “penny stock” because it meets one or more of the definitions in SEC Rule 3a51-1:

(i)	It has a price less than five dollars per share;

(ii)	It is not traded on a recognized national exchange;

(iii)	It is not quoted on a FINRA automated quotation system (NASDAQ), or even if so, has a price of less than five dollars per share; or

(iv)
It is issued by a company with net tangible assets of less than $2,000,000, if in business more than three years continuously, or $5,000,000, if the business is less than three years continuously, or with average revenues of less than $6,000,000 for the past three years.

A broker-dealer will have to undertake certain administrative functions required when dealing with a penny stock transaction. Disclosure forms detailing the level of risk in acquiring Queliz’s shares will have to be sent to an interested investor, current bid and offer quotations will have to be provided with an indication as to what compensation the broker-dealer and the salesperson will be receiving from this transaction and a monthly statement showing the closing month price of the shares being held by the investor. In addition, the broker-dealer will have to receive from the investor a written agreement consenting to the transaction. This additional administrative work might make the broker-dealer reluctant to participate in the purchase and sale of Queliz’s shares.

From Queliz’s point of view, being subject to the Penny Stock Rule, could make it extremely difficult for it to attract new investors for future capital requirements since many financial institutions are restricted under their by-laws from investing in shares under a certain dollar amount. Ordinary investors might not be willing to subscribe to shares in the capital stock of Queliz due to the uncertainty as to whether the share price will ever be able to be high enough that the Penny Stock Rule is no longer a concern.

In addition, the stock market in general, and the market prices for thinly traded companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These wide fluctuations may adversely affect the trading price of our shares regardless of our future performance and that of Queliz. In the past, following periods of volatility in the market price of a security, securities class action litigation has often been instituted against such company. Such litigation, if instituted, whether successful or not, could result in substantial costs and a diversion of management’s attention and resources, which would have a material adverse effect on our business, results of operations and financial conditions.

Any new investor purchasing shares under this prospectus might consider whether they will be able to sell their shares at the price of this Prospectus or higher since if no broker-dealer becomes involved with Queliz and Queliz is unable to raise future investment capital the price per share may deteriorate to a point that an investor’s entire investment could be lost.

Outstanding Stock Opinion, Purchase Warrants and Convertible Securities

Queliz has not issued any stock options to its sole director nor has it attached share purchase warrants to the shares issued and outstanding.  There are no convertible securities as of the date of this prospectus. Queliz has not registered any shares for sale by security holders under the Securities Act other than as disclosed in this prospectus.

Our authorized capital consists of 400,000,000 shares of common stock, par value $0.001 per share, of which 90,000,000 shares are presently issued.

The holders of our common stock are entitled to receive dividends as may be declared by our Board of Directors; are entitled to share ratably in all of our assets available for distribution upon winding up of the affairs our Company; and are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of the shareholders.

The shareholders are not entitled to preference as to dividends or interest; preemptive rights to purchase in new issues of shares; preference upon liquidation; or any other special rights or preferences.

There are no restrictions on dividends under any loan or other financing arrangements.

Non-Cumulative Voting.

The holders of our shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our Directors.

Employment Agreements

We have no employment agreements with any of our executive officers.

Equity Compensation Plans, Stock Options, Bonus Plans

No such plans or options exist. None have been approved or are anticipated. No Compensation Committee exists either.

Pension Benefits

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Change in Control of Our Company

We do not know of any arrangements that might result in a change in control.

Registered Agent

We are required by Section 78.090 of the Nevada Revised Statutes (the “NRS”) to maintain a registered agent in the State of Nevada.  Our registered agent for this purpose is American Corporate Enterprises, 123 W Nye Lane, Suite 129, Carson City, NV 89703.   All legal process and any demand or notice authorized by law to be served upon us may be served upon our registered agent in the State of Nevada in the manner provided in NRS 14.020(2).

Transfer Agent

We have engaged the service of Action Stock Transfer Corp., Suite 214 – 2469 E. Fort Union Blvd, Salt lake City, Utah, 84121, to act as transfer and registrar.

Debt Securities and Other Securities

There are no debt securities outstanding or other securities.

Rule 144 Share Restrictions

Under Rule 144, an individual who is not an affiliate of our Company and has not been an affiliates at any time during the three months preceding a sale and has been the beneficial owner of our shares for at least six months would be entitled to sell them without restriction. This is subject to the continued availability of current public information about us for the first year that can be eliminated after a one-year hold.

Whereas an individual who is deemed to be an affiliate and has beneficially owned shares in our Company for at least six months can sell their shares in a given three month period as follows:

1.
One percent of the number of shares of our Company's common stock then outstanding, which the case of our current director and officer, will equal approximately 90,000 shares as of the date of this prospectus; or

2.	The average weekly trading volume of our company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

As of the date of this prospectus, we are a company that has either no or nominal operations and no or nominal assets (a “shell company”).  In particular, Rule 144 is not available for securities initially issued by a shell company, whether reporting or non-reporting, or a company that was at any time previously a shell company, unless the company:

●           has ceased to be a shell company;

●           is subject to the Exchange Act reporting obligations;

●           has filed all required Exchange Act reports during the preceding twelve months; and

●	at least one year has elapsed from the time the company filed with the SEC current Form 10 type information reflecting its status as an entity that is not a shell company.

As a result, the Selling Security Holder, being an affiliate, and any other person initially issued shares of our common stock, excluding those shares registered in this prospectus, may not be entitled to sell such shares until the above conditions have been satisfied.  Upon satisfaction of these conditions, such sales by our Selling Security Holder would be limited by the manner of sale provisions and notice requirements and to the availability of current public information about us as set forth above.

Experts

No experts named in this prospectus have an interest in our Company, and, thus, there exist no conflicts of interest in this respect.

Our financial statements have been examined by PLS CPA, A Professional Corporation, 4725 Mercury Street, Suite 210, San Diego, California, 92111, Tel. [858] 722-5953 for the fiscal year ended August 31, 2013 and for the three months ended November 30, 2013 are included as part of this prospectus.

The legal opinion rendered by Booth Udall Fuller, PLC, 1255 W. Rio Salado Parkway, Suite 215, Tempe, Arizona, 85281, Tel [480] 339-0186 and Fax [408] 830-2700 regarding the validity of the shares of common stock offered by the Selling Security Holder as set forth in their opinion letter dated February 27, 2014.

CHANGES IN AND DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

              Since our inception we have had no disagreements with our independent accountants, PLS CPA, A Professional Corporation, on any accounting and financial disclosure matters.

    WHERE YOU CAN FIND MORE INFORMATION

            We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to this offering of our common stock. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information, with respect to us and our common stock offered by this prospectus, we refer you to the registration statement, including the exhibits and the financial statements and notes filed as a part of the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

The exhibits to the registration statement should be referenced for the complete contents of these contracts and documents. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

Upon the closing of this offering, we will be subject to the information reporting requirements of the Securities Act and we will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We do not at this time have our own website.

DISCLOSURE TO COMMISSIONS POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABLILTIES

Nevada Revised Statutes 78.037 provides that Articles of Incorporation can contain provisions which eliminate or limit the personal liability of our officers and directors and even stockholders for damages for breach of fiduciary duty, but a corporation cannot eliminate or limit a director's or officer's liability for acts or failure to act which are based on intentional misconduct, fraud, or a willful violation of law. Our Articles of Incorporation provides that a director or officer is not personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statures, 78.300.

Additionally, our By-laws provide that we will indemnify our officers and directors to the fullest extent permitted by the Nevada Revised Statutes, provided the officer or director acts in good faith and in a manner which he or she reasonably believes to be in or not opposed to the Company’s best interest, and with respect to any criminal matter, had no reasonable cause to believe that his or her conduct was unlawful. Our By-laws also provide that, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, we will pay the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the matter, upon receipt of an undertaking acceptable to the Board of Directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

Subsection (1) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgment, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to be the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (2) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses (including amounts paid in settlement and attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect to any concession, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

Subsection (3) of Section 78.7502 of the Nevada Revised Statutes provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsection (1) and (2) or in the defense of any concession, issue, or matter therein, that person shall be indemnified against expenses (including attorney's fees) actually and reasonable incurred by him or her in connection therein.

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a concession for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defence of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

ANTI-TAKEOVER PROVISION

               In accordance with the laws of the State of Nevada and the Securities Regulation Act: The Chapter 78 of Nevada Revised Statutes contains a provision governing "acquisition of controlling interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33 1/3%; 33 1/3 to 50%; or more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The shareholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the Nevada law. An Issuing Corporation is a Nevada corporation, which: has 200 or more shareholders, with at least 100 of such shareholders being both shareholders of record and residents of Nevada; and does business in Nevada directly or through an affiliated corporation. At this time, we do not have 100 shareholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our shareholders. The Nevada "Combination with Interested Shareholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an "interested shareholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested shareholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested shareholder" having: an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or representing 10 percent or more of the earning power or net income of the corporation.

CORPORATE GOVERNANCE

Director Independence

J. A. P. Dominguez is not independent within the meaning of Section 5605 of NASDAQ.

Board Committees

The Audit Committee

We have an Audit Committee that is solely run by the Company’s Director and thus not independent. Again, he cannot be considered an “audit committee financial expert” as defined in Item 401 of Regulation S-K. It is our intention to seek a financial expert when we are financially able to.

Apart from the Audit Committee, we have no other Board Committees. Since inception, our sole director has conducted the Company’s business entirely by consent resolutions.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Except as described below, none of the following parties have, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that have or will materially affect us, other than as noted in this section:

1.	Our sole director and officer;

2.	Any person proposed as a nominee for election as a director;

3.	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

4.	Any of our promoters; and

5.	Any member of the immediate family (including spouse, parents, children, step-parents, step-children, siblings and in-laws) of any of the foregoing persons.

On October 2, 2012, we issued 90,000,000 shares of common stock to our Chief Executive Officer, President and Director, J. A. P. Dominguez at a price of $0.001 per share. The shares were issued pursuant to Section 4(2) of the Securities Act and are restricted shares as defined in the Securities Act.

Mr. Dominguez has advanced the total of $50,000 to the Company in order to provide it with working capital.   These advances bear not interest and are repayable upon demand.  In addition, the Company is undertaking to pay all of the offering costs under this registration statement totaling $33,145.46.

Mr. Dominguez is considered to be a promoter for the Company since he is the individual who founded and organized the business of the Company.   He owns 100% of the issued and outstanding shares of the Company.

Director’s Independence

Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. As J. A. P. Dominguez is both the executive officer, secretary treasurer and director, we have determined that he is not an independent director as defined under NASDAQ Rule 4200(a)(15).

The Company does not have any promoters involved with it other than its President and Director.

LEGAL MATTERS

We are not a party to any pending litigation and none is contemplated or threatened.

FINANCIAL STATEMENTS

Audited financial statements for the period from inception on September 20, 2012 to August 31, 2013

		Page

●	Report of Independent Public Accounting Firm,	52

●	Consolidated Balance sheet as of August 31, 2013	53

●	Consolidated Statement of Operations for the period from September 20, 2012 (date of inception) to August 31, 2013	54

●	Consolidated Statement of Stockholder’s Equity for the period from September 20, 2012 (date of inception) to August 31, 2013	55

●	Consolidated Statement of Cash Flows for the period from September 20, 2012 (date of inception) to August 31, 2013	56

●	Notes to the Consolidated Financial Statements	57

	Unaudited financial statements for the three months ended November 30, 2013

●	Condensed Consolidated Balance sheets as of May 31, 2013 with comparative figures as of August 31, 2013	62

●	Condensed Consolidated Statement of Operations for the nine months ended May 31, 2014 and from September 20, 2012 (date of inception) to May 31, 2013 and for the period from September 20, 2012 (date of inception) to May 31, 2014	63

●	Condensed Consolidated Statement of Cash Flows for the nine months ended May 31, 2014 and from September 20, 2012 (date of inception) to May 31, 2013 and for the period from September 20, 2012 (date of inception) to May 31, 2014	64

●	Notes to the Condensed Consolidated Financial Statements	65

PLS CPA, A PROFESSIONAL CORPORATION t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111 t t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480 t E-MAIL changgpark@gmail.comt

 Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Recursos Queliz, Inc.
(An Exploration Stage Company)

We have audited the accompanying consolidated balance sheet of Recursos Queliz, Inc. and its subsidiary (An Exploration Stage “Company”) as of August 31, 2013 and the related consolidated financial statements of operations, changes in shareholder’s equity and cash flows for the period September 20, 2012 (inception) to August 31, 2013. These consolidated financial statements are the responsibility of the Company’s management.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Recursos Queliz, Inc. and its subsidiary as of August 31, 2013, and the results of its operation and its cash flows for the period from September 20, 2012 (inception) to August 31, 2013 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA__

PLS CPA, A Professional Corp.
January 31, 2014
San Diego, CA. 92111

RECURSOS QUELIZ, INC.
(An Exploration Stage Company)
Consolidated Balance Sheet

August 31, 2013

Assets

Current assets

Cash	$ 18,464

Total assets	$ 18,464

Liabilities and Stockholder’s Equity

Current liabilities:
Accounts payable	$ 591

Total current liabilities	591

Stockholder’s Equity:
Common stock 400,000,000 common stock authorized, $0.001 par value; 90,000,000 common shares issued and outstanding	90,000
Deficit accumulated during exploration stage	(72,127)

Total stockholder’s Equity	17,873

Total Liabilities and Stockholder’s Equity	$ 18,464

See accompanying notes to the consolidated financial statements

RECURSOS QUELIZ, INC.
(An Exploration Stage Company)
Consolidated Statement of Operations

From September 20, 2012 (date of inception) to August 31, 2013

Revenue	$ -

Expenses
Exploration costs	46,981
General and Administrative expenses	12,146
Impairment loss of mineral property rights	13,000

Total expenses	72,127

Loss from operations	$ (72,127)

Net Income (Loss)	$ (72,127)

Net loss per common share:

Basic and diluted	$ (0.001)

Weighted average common shares outstanding:

Basic and diluted	86,878,613

See accompanying notes to the consolidated financial statements

RECURSOS QUELIZ, INC.
(An Exploration Stage Company)
Consolidated Statement of Stockholder’s Equity

			Deficit Accumulated
	Common	Stock	During the
	Shares	Amount	Exploration stage	Total

Balance September 20, 2012	-	$ -	$ -	$ -

Issuance of common shares for cash - $0.001 as October 2, 2012	90,000,000	90,000	-	90,000

Net loss for the period September 20, 2012 (date of inception) to August 31, 2013	-	-	(72,127)	(72,127)

Balance as at August 31, 2013	90,000,000	$ 90,000	$ (72,127)	$ 17,873

See accompanying notes to the consolidated financial statements

RECURSOS QUELIZ, INC.
(An Exploration Stage Company)
Consolidated Statement of Cash Flows

From September 20, 2012 (date of Inception) to August 31, 2013

Cash Flows from Operating Activities

Net loss	$ (72,127)

Adjustments to reconcile net loss to net cash used in operating activities:

Impairment loss of mineral property rights	13,000

Changes in operating assets and liabilities:

Increase (decrease) of accounts payable	591

Net Cash used in operating activities	(58,536)

Cash Flows from Investing activities

Acquisition of mineral property rights	(13,000)

Net Cash used in investing activities	(13,000)

Cash Flows from Financing activities

Proceeds from subscription of common stocks	90,000

Net Cash provided by financing activities	90,000

Net increase (decrease) in cash	18,464

Cash, beginning of period	-

Cash, end of period	$ 18,464

Supplemental disclosure of cash flow information

Cash paid for income taxes	$ -
Cash paid for interest	$ -

See attached notes to the consolidated financial statements

RECURSOS QUELIZ, INC.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
August 31, 2013

1.   Basis of presentation

The accompanying consolidated financial statements of Recursos Queliz, Inc. (“Recursos” or “the Company”) have been prepared in accordance with generally accepted accounting procedures in the United States for period ended August 31, 2013.   The Company has a wholly-owned subsidiary called El Caporal Management, SRL which was incorporated in the Dominican Republic on September 28, 2012. The consolidated financial statements present the balance sheet, statements of operations, stockholder’s equity and cash flows of the Company. These consolidated financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

In the opinion of management, all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the period ended August 31, 2013 presented have been reflected herein.

Going concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At August 31, 2013, the Company had not yet achieved profitable operations, had accumulated losses of $72,127 since its inception, had a working capital position of $17,873, and expects to incur further losses in the development of its business, all of which raises substantial doubt about the Company’s ability to continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company expects to continue to incur substantial losses as it executes its business plan and does not expect to attain profitability in the near future.  Since its inception, the Company has funded operations through the issuance of shares to its sole officer and director.  The Company's future operations are dependent upon external funding and its ability to execute its business plan, realize sales and control expenses.  Management believes that sufficient funding will be available from additional borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for a reasonable

.

RECURSOS QUELIZ, INC.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
August 31, 2013

1.   Basis of presentation - continued

Going concern - continued

period of time.  However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its business operation, or if obtained, upon terms favorable to the Company.

2.   Nature of operations

Recursos was incorporated under the laws of the State of Nevada on September 20, 2012 and established a fiscal year ended of August 30. The Company is for the purpose of acquiring and developing mineral properties. The Company’s planned principal operations have not yet begun.

3.    Summary of Significant Accounting Policies

            Basis of Accounting

 The Company recognizes income and expenses based on the accrual method of accounting.

Use of Estimates and Assumptions

Preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents
For the purposes of the statements of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalent.

          Dividend Policy

           The Company has not yet adopted a policy regarding payment of dividends.

RECURSOS QUELIZ, INC.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
August 31, 2013

3.    Summary of Significant Accounting Policies - Continued

Basic and Diluted Net Income (loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding.   Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes antidulutive and then the basic and diluted per share amounts are the same.

Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share. Diluted earnings (loss) per share are the same as basic earnings (loss) per share.

Evaluation of Long-Lived Assets

The Company periodically reviews its long term assets and makes adjustments, if the carrying value exceeds fair value.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed.   An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

Impairment of Long-lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The assets are subject to impairment consideration under ASC 360-10-35-17 if events or circumstances indicate that their carrying amounts might not be recoverable.   When the Company determines that an impairment analysis should be done, the analysis will be performed using rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

RECURSOS QUELIZ, INC.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
August 31, 2013

3.    Summary of Significant Accounting Policies - Continued

Foreign Currency Translations

The books of the Company are maintained in United States dollars and this is the Company’s functional and reporting currency. Transactions denominated in other than the United States dollar are translated as follows with the related transaction gains and losses being recorded in the Statement of Operations:

Monetary items are recorded at the rate of exchange prevailing as at the balance sheet date;

Non-Monetary items including equity are recorded at the historical rate of exchange; and

Revenues and expenses are recorded at the period average in which the transaction occurred.

Revenue Recognition

Revenue from the sale of minerals will be recognized when a contract is in place and minerals are delivered to the customer.

Mineral claim acquisition and exploration costs

The cost of acquiring mineral properties or claims is initially capitalized and then tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Mineral exploration costs are expensed as incurred.

Fair Value of Financial Instruments
The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

Environmental Requirements

At the report date environmental requirements related to the mineral claim acquired are unknown and therefore any estimate of any future cost cannot be made.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations..

RECURSOS QUELIZ, INC.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
August 31, 2013

4. Mineral property rights

On September 18, 2012, the Company obtained a mineral concession in the Dominican Republic named Queliz Gold Claim for the sum of $13,000.  During October 2012 the Company undertook an exploration program on the Queliz Gold Claim in the amount of $25,800 and a further exploration program in August 2013 in the amount of $19,778.

The acquisition costs have been impaired and expensed because there have been limited exploration activity nor has there been any reserve established and we cannot currently project any future cash flows or salvage value.

5.   Significant transactions with related party

The sole officer and director of the Company has acquired 100% of the common stock issued.

6.   Common stock

The Company’s authorized common stock consists of 400,000,000 shares of common stock, with par value of $0.001.

On October 2, 2012, the Company issued 90,000,000 shares of its common stock to its sole director and officer at $0.001 per share, for net proceeds of $90,000.

7.   Subsequent events

As of January 8, 2014, the Company received an advance from its sole director and officer in the amount of $25,000

The Company  has evaluated subsequent events from August 31, 2013 through January 31, 2014, the date the consolidated financial statements were available and  issued, and concluded there were no events or transactions occurring during this period other than the statement above that required recognition of disclosure in its consolidated financial statements.

RECURSOS QUELIZ, INC.
(An Exploration Stage Company)
Condensed Consolidated Balance Sheets

	May 31, 2014	August 31, 2013
	(Unaudited)	(Audited)
Assets

Cash	$ 41,094	$ 18,464

Total assets	$ 41,094	$ 18,464

Liabilities and Stockholder’s (Deficiency) Equity

Current liabilities:
Accounts payable	$ 6,447	$ 591
Advances from related party	50,190	-

Total current liabilities	$ 56,637	591

Stockholder’s (Deficiency) Equity:
Common stock 400,000,000 common stock authorized, $0.001 par value; 90,000,000 common shares issued and outstanding	90,000	90,000
Deficit accumulated during exploration stage	(105,543)	(72,127)

Total stockholder’s (Deficiency) Equity	(15,543)	17,873

Total Liabilities and Stockholder’s (Deficiency) Equity	$ 41,094	$ 18,464

See accompanying notes to the condensed consolidated financial statements

RECURSOS QUELIZ, INC.
(An Exploration Stage Company)
Condensed Consolidated Statement of Operations
(Unaudited)

	For the three months ended May 31, 2014	For the three months ended May 31, 2013	For the nine months ended May 31, 2014	From September 20, 2012 (date of inception) to May 31, 2013	From September 20, 2012 (date of inception) to May 31, 014

Revenue	$ -	$ -	$ -	$ -	$ -

Expenses
Exploration costs	12	700	6,091	26,798	53,072
General and Administrative expenses	6,913	1,222	27,325	9,741	38,438
Impairment of mineral property rights	-	-	-	13,000	13,000

Total expenses	6,925	1,922	33,416	49,539	105,543

Loss from operations	$ (6,925)	$ (1,922)	$ (33,416)	$ (49,539)	$ (105,543)

Net loss per common share:

Basic and diluted	$ (0.000)	$ (0.000)	$ (0.000)	$ (0.001)

Weighted average common shares outstanding:

Basic and diluted	90,000,000	90,000,000	90,000,000	86,086,956

See accompanying notes to the condensed consolidated financial statements

RECURSOS QUELIZ, INC.
(An Exploration Stage Company)
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For the Nine months ended May 31, 2014	From September 20, 2012 (date of inception) to May 31, 2013	From September 20, 2012 (date of Inception) to May 31, 2014
Operating Activities

Net loss	$ (33,416)	$ (49,539)	$ (105,543)

Adjustments to reconcile net loss to net cash used in operating activities:

- impairment of mineral property rights	-	13,000	13,000

Changes in operating assets and liabilities:

- accounts payable	5,856	-	6,447
- payment of expenses by related party	190	-	190

Net Cash used in operating activities	(27,370)	(36,539)	(85,906)

Investing activities

Acquisition of mineral property rights	-	(13,000)	(13,000)

Net Cash used in investing activities	-	(13,000)	(13,000)

Financing activities

Proceeds from subscription of stock	-	90,000	90,000
Advances from related parties	50,000	-	50,000

Net Cash provided by financing activities	50,000	90,000	140,000

Net increase in cash	22,630	40,461	41,094

Cash, beginning of period	18,464	-	-

Cash, end of period	$ 41,094	$ 40,461	$ 41,094

Supplemental disclosure of cash flow information

Cash paid for income taxes	$ -	$ -
Cash paid for interest	$ -	$ -

See attached notes to the condensed consolidated financial statements

RECURSOS QUELIZ, INC.
(An Exploration Stage Company)
Notes to the condensed Consolidated Financial Statements
May 31, 2014
(Unaudited)

1.   Basis of presentation and Nature of operations

The accompanying condensed consolidated financial statements of Recursos Queliz, Inc. (“Recursos” or “the Company”) have been prepared in accordance with generally accepted accounting principles in the United States for period ended May 31, 2014.   The Company has a wholly-owned subsidiary called El Caporal Management, SRL which was incorporated in the Dominican Republic on September 28, 2012.

Recursos was incorporated under the laws of the State of Nevada on September 20, 2012 for the purpose of acquiring and developing mineral properties. The Company’s planned principal operations have not yet begun.

The accompanying condensed consolidated financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at May 31, 2014, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in condensed financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s August 31, 2013 audited financial statements.  The results of operations for the periods ended May 31, 2014 and the same period last year are not necessarily indicative of the operating results for the full years.

Going concern

These condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At May 31, 2014, the Company had not yet achieved profitable operations, had accumulated losses of $105,543 since its inception, had a negative working capital position of $(15,543), and expects to incur further losses in the development of its business, all of which raises substantial doubt about the Company’s ability to continue as a

RECURSOS QUELIZ, INC.
(An Exploration Stage Company)
Notes to the Condensed Consolidated Financial Statements
May 31, 2014
(Unaudited)

1.   Basis of presentation and Nature of operations - continued

Going concern - continued

going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

The Company expects to continue to incur substantial losses as it executes its business plan and does not expect to attain profitability in the near future.  Since its inception, the Company has funded operations through the issuance of shares to its sole officer. The Company's future operations are dependent upon external funding and its ability to execute its business plan, realize sales and control expenses.  Management believes that sufficient funding will be available from additional borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time.  However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of its business operation, or if obtained, upon terms favorable to the Company.

In the opinion of management, all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the period ended May 31, 2014 presented have been reflected herein. The results of operations for the period ended May 31, 2014 are not necessarily indicative of the results to be expected for the full year.

2. Mineral property rights

On September 18, 2012, the Company obtained a mineral concession in the Dominican Republic named Queliz Gold Claim for the sum of $13,000.  During October 2012 the Company undertook an exploration program on the Queliz Gold Claim in the amount of $25,800 and a further exploration program in August 2013 in the amount of $19,778.

The acquisition costs have been impaired and expensed because there has been limited exploration activity nor has there been any reserve established and we cannot currently project any future cash flows or salvage value.

RECURSOS QUELIZ, INC.
(An Exploration Stage Company)
Notes to the Condensed Consolidated Financial Statements
May 31, 2014
(Unaudited)

3.   Significant transactions with related party

During the period ended May 31, 2014, the sole director and officer made advances to the Company in the amount of $50,190 to fund daily operations of the Company.  These advances are non-interest bearing and payable on demand.

The sole director and officer of the Company has acquired 100% of the common stock issued.

3.   Common stock

The Company’s authorized common stock consists of 400,000,000 shares of common stock, with par value of $0.001.

On October 2, 2012, the Company issued 90,000,000 shares of its common stock to its sole director and officer at $0.001 per share, for net proceeds of $90,000.

4.   Subsequent events

The Company  has evaluated subsequent events from May 31, 2014 through June 16, 2014 the date the condensed consolidated financial statements were available and  issued, and concluded there were no events or transactions occurring during this period other than the statement above that required recognition of disclosure in its condensed consolidated financial statements.

SUBJECT OF COMPLETION, DATED OCTOBER, 2014

PROSPECTUS

RECURSOS QUELIZ, INC.

20,000,000 SHARES OF COMMON STOCK

Dealer Prospectus Delivery Obligations

Through and including October, 2014 (90 days after the date this registration statement is declared effective), all dealers that effect transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Estimated Expenses of Issuance and Distribution

Estimated Expenses	Estimated Amount

Accounting and audit	$ 17,140.00
Consulting – preparation of this registration statement	12,500.00
Filing fees with the SEC	5.46
Legal	1,500.00
Office – courier and photocopying	500.00
Transfer agent’s fees	1,500.00

Total estimated expenses of this offering (i)	$ 33,145.46

i.	All amounts are estimates other than the fees to the SEC.
ii.
Queliz is paying all of the above estimated offering expenses. Selling expenses incurred by our Selling Security Holder in selling his shares, including any brokerage commissions or cost of sale, will be paid by him personally.

Indemnification of Directors and Officers

Our sole officer/director is indemnified as provided by the Nevada Revised Statutes (NRS), our Articles of Incorporation and our Bylaws.

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or concessions brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of Queliz.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of Queliz, even if they are unsuccessful in defending that action, if the officer or director:

i.	is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

ii.
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Queliz, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

However, with respect to actions brought by or on behalf of Queliz against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to Queliz, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our Bylaws provide that we will indemnify our officers and directors to the full extent permitted by law for any threatened, pending or completed actions or proceedings, whether they be civil, criminal, administrative or investigative, including actions or proceedings brought by or in the right of our company.

As permitted by Chapter 78 of the NRS, we are to advance funds to our officer or director for the payment of expenses incurred in connection with defending a proceeding brought against them in advance of a final disposition of the action, suit or proceeding. However, as a condition of our doing so, the officers or directors to which funds are to be advanced must provide us with undertakings to repay any advanced amounts if it is ultimately determined that they are not entitled to be indemnified for those expenses.

Chapter 78 of the NRS and our Bylaws also allow us to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

Recent Sales of Unregistered Securities

Prior to the initial filing of this registration statement, we issued 90,000,000 shares of our common stock on October 2, 2012 to J. A. P. Dominguez, the sole executive officer and director. These shares were issued pursuant to Section 4(2) of the Securities Act at a price of $0.001 for total proceeds of $90,000. These shares are restricted shares as defined in the Securities Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Exhibits and Financial Statement Schedules

Exhibit Number	Description

3	Corporate Charter. (i)
3 (i)	Articles of Incorporation. (i)
3 (ii)	Bylaws.(i)
5	Opinion of Booth Udall Fuller, PLC, Attorneys-at-law with consent to use. (i)
10.2	Agreement between Action Stock Transfer Corporation and Recursos Queliz, Inc. dated September 21, 2012 (i)
14	Code of Business Ethics (i)
23.1	Consent of PLS, CPA, A Professional Corporation, Certified Public Accountants. (ii)

(i)	Previously filed as an exhibit on our registration statement on Form S-1 originally filed with the SEC on March 5, 2014.
(ii)	Filed herein.

Undertakings

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a concession for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Puerto Plata, the Dominican Republic, on October 17, 2014 .

RECURSOS QUELIZ, INC.

By:	/s/ Juan Alexi Payamps Dominguez
NAME: JUAN ALEXI PAYAMPS DOMNIGUEZ
Title: Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Secretary/ Treasurer and Director

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities and on the dates indicated.

Signature	Title

_/s/ Juan Alexi Payamps Dominguez	Chief Executive Officer. President, Chief Financial Officer, Chief Accounting Officer, Secretary/Treasurer and Director

Date:   October 17, 2014